UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Preliminary Information Statement

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☒	Definitive Information Statement

DELTEK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ACTION TAKEN PURSUANT TO

WRITTEN CONSENT OF STOCKHOLDERS

DELTEK, INC.

TO BE EFFECTIVE ON SEPTEMBER 20, 2010

DATE FIRST MAILED TO STOCKHOLDERS: AUGUST 31, 2010

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

TO THE STOCKHOLDERS OF DELTEK, INC.:

This Notice of Action Taken Pursuant to Written Consent of Stockholders and the accompanying Information Statement are being furnished to the holders of record of the common stock and Class A common stock of Deltek, Inc., a Delaware corporation (the “Company”), as of the close of business on August 13, 2010. The accompanying Information Statement relates to the action taken by the holders of at least a majority of the issued and outstanding voting securities of the Company, approving by written consent dated August 25, 2010, the amendment and restatement (the “Amendment and Restatement”) of the Company’s 2007 Stock Incentive and Award Plan (the “Plan”) to, among other things, (i) increase the maximum number of shares of the Company’s common stock that may be issued under the Plan by 1,140,000 shares, (ii) extend the term of the Plan by three years, (iii) revise specified per-participant limitations on awards that may be granted under the Plan, and (iv) make other technical changes to the Plan to provide for updates in applicable law as more fully described in the accompanying Information Statement. The Amendment and Restatement will not become effective until after the passage of 20 calendar days following the date upon which the Company transmits to its stockholders the accompanying Information Statement in satisfaction of its obligations under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. The Company anticipates that the Amendment and Restatement will take effect on September 20, 2010.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information. The accompanying Information Statement also serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders.

By Order of the Board of Directors,

Kevin T. Parker
Chairman, President and Chief Executive Officer

Herndon, Virginia

August 31, 2010

DELTEK, INC.

13880 Dulles Corner Lane

Herndon, Virginia 20171

(703) 734-8606

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

ABOUT THIS INFORMATION STATEMENT

General

This Information Statement is being furnished by Deltek, Inc., a Delaware corporation (the “Company,” “Deltek”, “we,” “us,” or “our”), in connection with action taken by the holders of at least a majority of the Company’s issued and outstanding voting securities, approving by written consent dated August 25, 2010, the amendment and restatement (the “Amendment and Restatement”) of the Company’s 2007 Stock Incentive and Award Plan (the “Plan”) to, among other things, (i) increase the maximum number of shares of the Company’s common stock that may be issued under the Plan by 1,140,000 shares, (ii) extend the term of the Plan by three years, (iii) revise specified per-participant limitations on awards that may be granted under the Plan, and (iv) make other technical changes to the Plan to provide for updates in applicable law as more fully described in this Information Statement. This Information Statement is being provided pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to holders of the Company’s common stock and Class A common stock (together with the common stock, the “capital stock”) entitled to vote or give an authorization or consent in regard to the matters acted upon by written consent.

This Information Statement is being mailed on or about August 31, 2010 to the holders of record of the Company’s capital stock as of August 13, 2010 (the “Record Date”). The Company anticipates that the Amendment and Restatement will take effect on September 20, 2010.

The Company’s principal executive offices are located at 13880 Dulles Corner Lane, Herndon, Virginia 20171 and the Company’s telephone number is (703) 734-8606.

Reason for the Written Consent

The Amendment and Restatement

On August 12, 2010, the Company’s Board of Directors (the “Board”) approved, subject to stockholder approval, an amendment and restatement of the Plan to, among other things, (i) increase the maximum number of shares of the Company’s common stock that may be issued under the Plan by 1,140,000 shares, (ii) extend the term of the Plan by three years, (iii) revise specified per-participant limitations on awards that may be granted under the Plan, and (iv) make other technical changes to the Plan to provide for updates in applicable law as more fully described in this Information Statement.

Stockholder Approval; The Action by Written Consent

As of the Record Date, New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P. (together, the “New Mountain Funds”) collectively owned 100 shares, or 100%, of the Company’s Class A common stock, and 40,844,374 shares of the Company’s common stock, representing in the aggregate approximately 61% of the voting power of the Company’s capital stock. On

August 25, 2010, the New Mountain Funds approved by written consent (the “Written Consent”) the Amendment and Restatement. The Amendment and Restatement will not become effective until after the passage of 20 calendar days following the date upon which the Company transmits to its stockholders this Information Statement in satisfaction of its obligations under Rule 14c-2 promulgated under the Exchange Act. The Company anticipates that the Amendment and Restatement will take effect on September 20, 2010.

Voting and Vote Required

The Company is not seeking consent, authorizations or proxies from you. Section 228 of the Delaware General Corporation Law (“Section 228”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval of at least a majority of the outstanding voting power of the shares of common stock present and voting on the matter at a meeting would be required to approve the Amendment and Restatement.

As of the Record Date, the Company had 100 shares of Class A common stock outstanding and entitled to vote and 67,553,706 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. As of the Record Date, the New Mountain Funds collectively owned 100 shares, or 100%, of the Company’s Class A common stock, and 40,844,374 shares of the Company’s common stock, representing an aggregate of approximately 61% of the voting power of the Company’s capital stock. As a result, the New Mountain Funds were able approve the Amendment and Restatement by written consent. Accordingly, the action by Written Consent executed by the New Mountain Funds pursuant to Section 228 was sufficient to approve the Amendment and Restatement and no further stockholder action is required.

Notice Pursuant to Section 228

Pursuant to Section 228, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228.

Dissenters’ Rights of Appraisal

The Delaware General Corporation Law does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with the matters approved by the Written Consent.

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF

THE DELTEK, INC. 2007 STOCK INCENTIVE AND AWARD PLAN

On August 12, 2010, our Board approved, subject to stockholder approval, the Amendment and Restatement to, among other things, (i) increase the maximum number of shares of the Company’s common stock that may be issued under the Plan by 1,140,000 shares, (ii) extend the term of the Plan by three years, (iii) revise specified per-participant limitations on awards that may be granted under the Plan, and (iv) make other technical changes to the Plan to provide for updates in applicable law as more fully described in this Information Statement. On August 25, 2010, the New Mountain Funds approved the Amendment and Restatement by Written Consent.

The Plan was originally adopted by our Board on April 11, 2007 and was approved by our stockholders on August 8, 2007. As of the date of this Information Statement, the maximum number of shares of common stock approved for issuance under the Plan is 6,424,904, of which an aggregate of 4,685,294 shares of common stock have been issued under the Plan, and an aggregate of 1,739,610 shares of common stock remain available for future issuance under the Plan. Upon the effective date of the Amendment and Restatement, an additional 1,140,000 shares of common stock will be available for issuance under the Plan.

A summary of the principal provisions of the Plan, as amended and restated, is set forth below. The summary of the Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the Plan. A complete copy of the Plan, as amended and restated, is attached hereto as Appendix A.

Summary Description of Plan

The following is a summary description of the Plan as amended and restated. You should carefully review the full text of the Plan for more complete information. In the event of any inconsistency between this summary and the actual provisions of the Plan, the Plan provisions will govern.

Nature and Purpose

The purpose of the Plan is to strengthen the Company by providing an incentive to employees, officers, consultants and directors of the Company and our subsidiaries to encourage them to devote their abilities and industry to the success of our business enterprises. In order to achieve that purpose, the Plan extends to employees (including future employees who have received a formal written offer of employment), officers, consultants and directors of the Company and its subsidiaries, an added long-term incentive for high levels of performance and unusual efforts through the grant of the options and awards described in this summary. The Plan is designed to comply with the requirements of “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), as currently in effect and the conditions for exemptions from short-swing profit recovery rules under Rule 16b-3 promulgated under the Exchange Act.

Administration

The Plan is administered by the compensation committee of our Board (or its subcommittee or such other committee appointed by the Board), which we refer to as the “Compensation Committee.” If the Compensation Committee consists of less than the entire Board, then with respect to any option or award granted to an eligible individual who is subject to Section 16 of the Exchange Act, the Compensation Committee must consist of at least 2 directors who are “non-employee directors” for purposes of Section 16 of the Exchange Act. This means that the directors are not also our employees and do not have a material business relationship with us. In addition, if any option or award granted under the Plan is meant to qualify as “performance-based compensation,” the Compensation Committee must consist of at least 2 directors who are “outside directors” for purposes of Section 162(m) of the Code. An outside director generally is a director who has never been an officer of the Company and who does not receive any remuneration from us in any capacity other than as a director. The Compensation Committee has established a subcommittee for purposes of complying with the requirements of Section 16 of the Exchange Act and Section 162(m) of the Code.

Pursuant to Treasury Regulation § 1.162-27(f)(2), we are permitted to rely on a transition period during which we do not have to comply with the outside director requirement described above. This transition period is available to companies that have recently become publicly-held, and it expires on the earliest to occur of (1) the date of our annual shareholder meeting in 2011, (2) a material modification of the Plan or (3) the issuance of all of the shares authorized under the Plan. The Amendment and Restatement is a material modification of the Plan, so once it becomes effective, we will no longer be able to rely on the transition period relief under Treasury Regulation § 1.162-27(f)(2).

The Compensation Committee has broad discretion and authority to interpret and administer the Plan and to make determinations under the Plan, including, among other things, the authority to:

•	Select the eligible individuals to whom options or awards will be granted;

•

Determine the number of options or awards to be granted and any terms and conditions applicable to each option or award (including the exercise price, vesting schedule and duration of each option or award);

•	Establish, amend and revoke rules and regulations relating to the Plan;

•	Make any adjustment, amendment or modification to outstanding options or awards consistent with the terms of the Plan; and

•	Perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

The determination of the Compensation Committee on all matters relating to the construction and interpretation of the Plan and any options or awards granted under the Plan generally will be final, binding and conclusive.

Eligibility

Any director, officer, employee, consultant or advisor of the Company or its subsidiaries is eligible to receive options or awards under the Plan. In addition, an individual to whom the Company or a subsidiary has extended a formal, written offer of employment is eligible to receive options or awards under the Plan. In selecting individuals who will receive options or awards under the Plan, the Compensation Committee will consider the factors it deems relevant in promoting the purpose of the Plan. As of August 13, 2010, approximately 1,400 of our employees were eligible to participate in the Plan.

Types of Awards

Stock Options

The Compensation Committee in its discretion may grant options to eligible individuals. Options may be either nonqualified stock options or incentive stock options, but incentive stock options may be granted only to eligible individuals who are employees of the Company or a subsidiary. Nonqualified stock options are options to purchase shares of common stock that do not qualify for the special tax treatment provided to incentive stock options under Section 422 of the Code.

The exercise price of an option is determined by the Compensation Committee but cannot be less than the fair market value of a share of common stock on the date the option is granted. As of August 30, 2010, the fair market value of a share of our common stock, determined by the last reported sale price per share on that date as quoted on the Nasdaq Global Select Market, was $7.06. The maximum duration of an option is 10 years from the date of grant. In the case of an incentive stock option granted to a more-than-10% stockholder, the exercise price cannot be less than 110% of the fair market value of a share of common stock on the date of grant, and the term of such incentive stock option cannot be longer than 5 years from the date of grant. To the extent that the aggregate fair market value of shares subject to incentive stock options exercisable by any option holder for the first time during a calendar year exceeds $100,000, such incentive stock options will be treated as nonqualified stock options.

Subject to the terms of the Plan, the other terms and conditions of options, which include but are not limited to vesting, effect of a termination of employment and expiration, will be determined by the Compensation Committee and set forth in an option agreement.

Stock Appreciation Rights

The Compensation Committee in its discretion may grant stock appreciation rights (“SARs”), either alone or in tandem with stock options, to eligible individuals. Freestanding SARs may be exercised at such times and be subject to such other terms and conditions as determined by the Compensation Committee and set forth in an award agreement but may not have a term longer than 10 years.

Tandem SARs will cover the same shares that are subject to the option, or a lesser number of shares as determined by the Compensation Committee, and will be subject to the same terms and conditions as the related option. Tandem SARs are exercisable only to the extent that the related options are exercisable. SARs granted in connection with an incentive stock option are exercisable only if the fair market value of a share of common stock on the date of exercise is higher than the exercise price specified in the related incentive stock option agreement. When a tandem SAR is exercised, the option related to the SAR will be cancelled to the extent of the number of shares for which the SAR is exercised. Upon the exercise of an option related to a tandem SAR, the SAR will be cancelled to the extent of the number of shares as to which the option is exercised or surrendered.

Upon the exercise of a tandem or freestanding SAR, the holder is entitled to receive, as determined by the Compensation Committee and specified in the applicable award agreement, cash or the number of shares of common stock equal in value to the product of (i) the excess of the fair market value of the common stock subject to the SAR on the exercise date over the fair market value of a share of common stock on the date of grant of the SAR (or related option) and (ii) the number of shares of common stock as to which the SAR is being exercised.

Restricted Stock

The Compensation Committee in its discretion may grant awards of restricted stock to eligible individuals. The restrictions, terms and conditions applicable to restricted stock awards will be set forth in an award agreement as determined by the Compensation Committee.

Shares of restricted stock granted pursuant to an award will be issued in the name of the award holder as soon as reasonably practicable after the award is granted. Prior to the issuance of the restricted stock, the award holder must execute an award agreement, a blank stock power and any other documents that the Compensation Committee may require, which may include the execution of a shareholder’s agreement. The award agreement may require that an appropriate legend be placed on share certificates during the period of restriction.

Restrictions upon shares will lapse at such time and on such terms and conditions as determined by the Compensation Committee and set forth in the award agreement. The lapse of restrictions may, in the discretion of the Compensation Committee, be contingent on future employment or services, the satisfaction of performance-related goals or a combination of both.

At the time a restricted stock award is granted, the Compensation Committee may determine that the payment to the award holder of dividends declared or paid on such shares by the Company will be deferred and held by us for the account of the award holder until the lapsing of the restrictions. In the event that dividends are to be deferred, the Compensation Committee will determine whether such dividends will be reinvested in shares of restricted common stock or held in cash. Unless the Compensation Committee determines otherwise, restricted stock carries with it full shareholder voting rights and other shareholder rights, including the right to receive dividends and other distributions.

Dividend Equivalent Rights

The Compensation Committee in its discretion may grant dividend equivalent rights (“DERs”) either in tandem with options or other awards or as a separate award. Amounts payable with respect to DERs may be payable currently or deferred until the lapsing of restrictions on the DERs or until the vesting, payment, exercise, settlement or other lapse of restrictions on the options or awards to which the DERs relate. In the event that any portion of the amount payable in respect of DERs is to be deferred, the Compensation Committee will determine whether such amounts will be held in cash or reinvested or deemed to be reinvested in shares of our common stock. As determined by the Compensation Committee, DERs may be settled in cash, shares of our common stock or a combination both and in single or multiple installments.

Performance Awards

Performance Units & Performance Shares

The Compensation Committee in its discretion may grant awards of performance units and performance shares to eligible individuals. Performance units will be denominated in a specified dollar amount and represent the right to receive payment when specified performance objectives are met within a particular time period. Performance shares will be denominated in shares and represent the right to receive a payment in an amount based on the fair market value of a share of common stock on the date the performance shares were granted, the date the performance shares become vested or any other date specified by the Compensation Committee when specified performance objectives are met within a specified time period. Such awards will be earned only if performance goals established for the applicable performance period are met.

The terms and conditions applicable to performance units and performance shares will be set forth in an award agreement and may, in the discretion of the Compensation Committee, include the maximum amount payable in respect of the awards. The Compensation Committee may provide for payment of vested performance units and performance shares in cash, shares of our common stock valued at their fair market value or a combination of both.

Performance-Based Restricted Stock

The Compensation Committee in its discretion may grant awards of performance-based restricted stock to eligible individuals. Such awards will be earned only if performance goals established for specified performance periods are met.

Shares of performance-based restricted stock granted pursuant to an award will be issued in the name of the award holder as soon as reasonably practicable after the award is granted. Prior to the issuance of the performance-based restricted stock, the award holder must execute an award agreement, a blank stock power and any other documents that the Compensation Committee may require, which may include the execution of a shareholder’s agreement. The award agreement may require that an appropriate legend be placed on share certificates during the period of restriction.

At the time an award of performance-based restricted stock is granted, the Compensation Committee may determine that the payment to the award holder of dividends will be deferred until the lapsing of the restrictions imposed upon the performance-based restricted stock. The Compensation Committee may also determine whether deferred dividends are to be converted into additional shares of performance-based restricted stock or held in cash.

Cash Incentive Awards

The Compensation Committee in its discretion may grant cash incentive awards to eligible individuals. These awards represent the right, contingent upon the attainment of specified performance objectives within a specified time period, to receive a payment of a specified dollar amount or a percentage thereof, depending on the level of performance objectives attained. The terms and conditions applicable to each cash incentive award will be set forth in an agreement between the Company and the award holder and may include the maximum amount payable in respect of such award. Once earned, each cash incentive award will be paid in a single lump sum cash payment or, if determined by the Compensation Committee at the time of grant, in a number of shares of unrestricted or restricted common stock with a fair market value equal to all or a portion of such cash amount.

Performance Objectives

Performance units, performance shares, performance-based restricted stock and cash incentive awards under the Plan may be made subject to the attainment of performance goals based on certain business criteria. Performance objectives may be expressed in terms of (i) revenue, (ii) earnings per share, (iii) net income per share, (iv) share price, (v) pre-tax profits, (vi) net earnings, (vii) net income, (viii) operating income, (ix) cash flow, (x) earnings before interest, taxes, depreciation and amortization (EBITDA), (xi) sales, (xii) total shareholder return relative to assets, (xiii) total shareholder return relative to peers, (xiv) financial returns (including, without limitation, return on assets, return on equity and return on investment), (xv) cost reduction targets, (xvi) customer satisfaction, (xvii) customer growth, (xviii) employee satisfaction, (xix) EBITDA margin, (xx) operating margin, (xxi) net margin, (xxii) gross margin, (xxiii) revenue growth, (xxiv) new contract win, (xxv) per-days sales outstanding or (xxvi) any combination of the foregoing, or (xxvii) prior to the end of the transition period available under Treasury Regulation § 1.162-27(f)(2), such other criteria as the Committee may determine. Performance criteria may be used to measure the performance of the Company, any of our subsidiaries, any of our divisions or any combination of the foregoing. Performance criteria may be absolute or relative (to prior performance of the Company or to one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

Unless otherwise provided by the Compensation Committee at the time the performance objectives are established, performance will be adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions that have been publicly disclosed and the cumulative effects of changes in accounting principles, all as determined in accordance with generally accepted accounting principles. The Compensation Committee may provide for the manner in which performance will be measured against the performance criteria (or may adjust the performance criteria) to reflect the impact of certain corporate transactions (e.g., stock splits or stock dividends), special charges and changes to tax laws.

Share Awards

The Compensation Committee in its discretion may grant share awards to eligible individuals on such terms and conditions as it may determine. Share awards may be made as additional compensation for services rendered by an eligible individual or may be in lieu of cash or other compensation to which an eligible individual is entitled.

Phantom Stock Awards

The Compensation Committee in its discretion may grant phantom stock awards to eligible individuals on such terms and conditions as it may determine. Upon the vesting of a phantom stock award, the award holder is entitled to receive either (1) a cash payment for each share of phantom stock equal to the fair market value of a share of common stock as of the date the phantom stock award was granted, or such other date as determined by the Compensation Committee at the time the award was granted, or (2) shares of common stock having a fair market value equal to the cash payment to which the award holder has become entitled.

Other Terms and Conditions Applicable to Awards

As of the date of this Information Statement, the Company has granted only nonqualified stock options under the Plan. In general, the option agreement that evidences the grant of these nonqualified stock options provides that the option will vest and become exercisable with respect to 25% of the shares underlying the option on the first anniversary of the date of grant, and an additional 25% on each subsequent anniversary.

Shares Subject to the Plan

The shares of our common stock to be issued under the Plan may be, in whole or in part, authorized but unissued shares or issued shares which have been reacquired by us and held as treasury shares. The Plan, upon its inception in 2007, authorized the issuance of up to 1,840,000 shares of our common stock in respect of options or awards granted under the Plan. The number of shares available for issuance is increased and will increase automatically on January 1st of each year, commencing on January 1, 2008 and for each year thereafter until the Plan terminates, in an amount equal to 3% of the total number of our shares of common stock that is issued and outstanding as of December 31st of the immediately preceding calendar year. Our Board has discretion to reduce the amount of the increase in any particular year. Upon the effective date of the Amendment and Restatement, an additional 1,140,000 shares of our common stock will be added to the then number of shares that may be issued under the Plan. Whenever any outstanding option or award or portion of an option or award expires, is cancelled or forfeited, is settled in cash or is otherwise terminated without being exercised or payment being made, the shares allocable to such option or award may again be available for issuance under the Plan. In addition, the Plan contains other rules regarding how the number of shares available for grant of future options and awards is to be calculated.

The Plan contains the following additional limits on certain awards. The maximum number of shares that may be issuable pursuant to incentive stock options granted under the Plan was initially set at 1,840,000 shares. Upon the effective date of the Amendment and Restatement, this maximum number is increased to 7,564,904 shares. On or after September 20, 2010, the number of shares that may be subject to options and stock appreciation rights granted to an eligible individual in any calendar year may not exceed 1,500,000 shares (with such limit to be applied separately to each type of award). Likewise, the number of shares that may be subject to performance shares or performance-based restricted stock granted to an eligible individual in any calendar year may not exceed 1,500,000 shares (with such limit to be applied separately to each type of award). The dollar amount of cash that may be the subject of performance units or cash incentive awards granted to an eligible individual in any calendar year may not exceed $1,500,000 and $5,000,000, respectively. Two exceptions to the limitations described in this paragraph may apply. First, the specified limits double with respect to options and awards granted to an eligible individual during the calendar year in which such individual first commences service with us. Second, the specified limit, which is stated on a calendar-year basis, will be multiplied by the number of calendar years over which the applicable performance cycle spans, in whole or in part, when applied to performance-based awards such as performance shares, performance-based restricted stock, performance units and cash incentive awards.

In the event of a change in capitalization of the Company, the Compensation Committee will make any adjustments it determines to be equitable and appropriate to the maximum number and class of shares of our common stock or other stock or securities subject to the Plan and to other numerical limitations contained in the Plan and described above. In addition, the Compensation Committee in its discretion will make adjustments it determines to be equitable and appropriate to outstanding options and other awards under the Plan and to performance objectives applicable to certain awards.

Effect of Certain Transactions

Upon the occurrence of certain transactions, options and awards will generally continue in effect in accordance with their terms, except that (1) they will be treated as set forth in the transaction documentation or (2) if there is no treatment of the options or awards in the transaction documentation, holders of options and awards will generally be entitled to receive the same consideration in the transaction that shareholders receive (but subject to all conditions and restrictions that applied before the transaction). Notwithstanding the foregoing, options and stock appreciation rights may be cancelled, and the affected holders will either (1) be permitted to exercise their options or stock appreciations rights prior to the consummation of the transaction (regardless of whether they were exercisable or not) or (2) receive, in respect of each share of common stock covered by the option or stock appreciation right being cancelled, the difference between the exercise price of the option or stock appreciation right and the per share price received by shareholders in the transaction. An affected holder will only receive payment for a cancelled option or stock appreciation right if the exercise price is lower than the per share price received by shareholders in the transaction. Transactions covered by the Plan provision described in this paragraph generally include:

•	the liquidation or dissolution of the Company; or

•	a merger or consolidation of the Company with or into another corporation.

Non-transferability

Options and awards granted under this Plan generally are not transferable except as provided by will or the laws of descent and distribution or as the Compensation Committee may determine with respect to nonqualified options.

Amendment and Termination

The Plan, as amended and restated, will terminate by its terms on August 12, 2020 and no option or other award may be granted under the Plan after that date. Our Board, however, may terminate the Plan sooner and may amend, modify or suspend the Plan at any time so long as doing so does not impair or adversely alter any outstanding options or awards granted under the Plan without the consent of the option holder or award holder. Without the approval of our shareholders, however, no amendment to the Plan may be made which would (i) increase the aggregate number of shares of our common stock that may be issued under the Plan (other than the automatic annual increase described above); (ii) change the classes of individuals eligible to receive options and other awards under the Plan; (iii) decrease the exercise price of any option to less than 100% of the fair market value of our common stock on the date of grant; (iv) reduce the option price of an outstanding option, either by lowering the option price or by cancelling an outstanding option and granting a replacement option with a lower exercise price; or (v) extend the maximum duration for which options and stock appreciation rights may be granted under the Plan. In addition, to the extent necessary to comply with any applicable law, regulation or exchange requirement, no other amendment will be effective unless approved by the shareholders of the Company in accordance with such applicable law, regulation or exchange requirement.

Withholding of Taxes

If a holder of an option or other award recognizes taxable income in connection with the receipt of shares or cash under the Plan, the Company may have a tax withholding obligation with respect to such income. The option or award holder will be required to pay the Company an amount equal to the tax required to be withheld by us. The Company also has the right to deduct from any payment of cash or delivery of shares to an individual an amount equal to our withholding tax obligation, so long as any withholding of shares does not exceed in amount the minimum statutory tax withholding obligation.

Federal Tax Consequences

The following is a general summary of the federal income tax consequences arising with respect to options and other awards under the Plan. This information is not a definitive explanation of the tax consequences of these options and other awards and excludes, for example, the effect of state, foreign and local tax laws. All recipients of options and other awards under the Plan should consult with their own tax advisor as to the application of all tax laws to the grant and exercise of options and other awards and the ownership and disposition of the underlying securities.

Options/SARs

Non-Qualified Stock Options

An option holder will not recognize any taxable income upon the grant of a nonqualified stock option, and we will not be entitled to a tax deduction with respect to the grant. Generally, upon exercise of a nonqualified option, the excess of the fair market value of a share of common stock on the date of exercise over the exercise price will be taxable as ordinary income to the option holder. If we comply with applicable reporting requirements and with Section 162(m) of the Code, we generally will be entitled to a federal income tax deduction in the same amount and at the same time as the option holder recognizes ordinary income.

Incentive Stock Options

Except as described below, an option holder will not recognize taxable income at the time of grant or exercise of an incentive stock option, and we will not be entitled to a tax deduction with respect to the grant or exercise. However, upon the exercise of an incentive stock option, the excess of the fair market value of a share of common stock on the date of exercise over the exercise price will be treated as an adjustment to alternative minimum taxable income and may result in an alternative minimum tax liability for the option holder.

Generally, if an option holder exercises an incentive stock option and does not dispose of the acquired shares of common stock before the later of two years from the date the incentive stock option was granted or one year from the date of exercise, upon disposition of the shares of common stock by the option holder, the difference, if any, between the sales price of the shares and the exercise price will be treated as long-term capital gain or loss to the option holder.

Generally, upon a sale or other disposition of shares of common stock acquired upon the exercise of an incentive stock option within one year after the date of exercise or within two years after the date of grant of the incentive stock option (referred to as a “disqualifying disposition”), any excess of the fair market value of the shares of common stock at the time of exercise of the option (or, if less, at the time of disposition) over the exercise price of such option will constitute ordinary income to the option holder. Any excess of the amount realized by the option holder on the disqualifying disposition over the fair market value of the shares of common stock on the date of exercise will generally be capital gain. Generally, we will be entitled to a federal income tax deduction equal to the amount of the ordinary income recognized by the option holder in the event of a “disqualifying disposition.”

Stock Appreciation Rights

The treatment described above for the grant of a nonqualified stock option or an incentive stock option is not affected by the grant of a SAR related to such option. If an award holder exercises a SAR rather than the option to which it is related or a SAR unrelated to an option, the award holder will recognize taxable ordinary income equal to the cash and/or fair market value of the shares of common stock received, determined on the date of exercise. We generally will be entitled to a federal income tax deduction equal to the amount of the ordinary income recognized by the award holder.

Restricted Stock (Including Performance-Based Restricted Stock)

An award holder will not recognize taxable income upon the grant of restricted stock. The recognition of any income will be postponed until the shares are no longer subject to any restrictions on transfer or the risk of forfeiture. When either the restrictions on transfer or the risk of forfeiture lapses, whichever occurs first, the award holder will recognize ordinary income equal to the fair market value of the restricted stock at that time, less any amount paid for such stock. If we satisfy applicable reporting requirements, we will be entitled to a federal income tax deduction.

Under Section 83(b) of the Code, an award holder may elect to be taxed when the restricted stock is granted by making a written election within thirty days of the date of grant. If the award holder makes this election, the award holder will recognize ordinary income equal to the excess of the fair market value of the restricted stock at the time of grant over the amount paid by the award holder for the restricted stock. At time the award holder recognizes ordinary income, the Company is entitled to a federal income tax deduction in an equal amount.

Performance Shares and Performance Units

Generally, an award holder will not recognize any taxable income, and the Company will not be entitled to a deduction, upon the award of performance shares or performance units. When performance shares vest or the award holder receives a distribution with respect to performance units, the fair market value of the vested shares or the amount of any cash or shares received in payment for the awards generally is taxable to the award holder as ordinary income. If the Company satisfies applicable reporting requirements, we will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the award holder.

Other Awards

In the case of an award of restricted stock units, share awards, cash incentive awards or dividend equivalent rights, an award holder will generally recognize ordinary income in an amount equal to any cash received and/or the fair market value of any shares of common stock received on the date of payment or delivery. If the Company satisfies applicable reporting requirements in that taxable year, we will be entitled to a federal income tax deduction equal to the amount of the ordinary income recognized by the award holder.

Excise Taxes

The effect of a change in control of the Company on options or other awards may be set forth in an award agreement, which may include accelerated vesting or lapse of restrictions with respect to options or other awards. Under certain circumstances, the accelerated vesting or lapse of restrictions with respect to options or other awards in connection with a change in control of the Company may be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, an award holder may be subject to a 20% excise tax, and the Company may be denied a tax deduction.

Section 162(m) of the Code

Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the three other most highly compensated executive officers (other than the chief financial officer) who are employed by the corporation on the last day of the taxable year. Section 162(m) of the Code does, however, allow a deduction for qualified “performance-based compensation” if the material terms are disclosed to and approved by shareholders after the expiration of a transition period that applies following the corporation’s initial public offering. The transition period for stock options and other awards granted under the Plan will expire coincident with the amendment and restatement of the Plan as described in this Information Statement. Unless otherwise determined by the Compensation Committee, it is intended that awards in the form of stock options, SARs, performance-based restricted stock, performance shares, performance units and cash incentive awards constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation, if applicable.

Section 409A of the Code

Section 409A of the Code generally imposes an additional 20% income tax, as well as interest and penalties, on recipients of deferred compensation that does not comply with Section 409A. “Deferred compensation” for this purpose generally consists of compensation to which an individual has a legally binding right in a taxable year and which is to be paid in a later taxable year. In addition to the taxes, interest and penalties, deferred compensation that does not comply with Section 409A of the Code may be required to be taken into income earlier than is intended. Options and awards granted under the Plan are intended either not to be subject to Section 409A of the Code or to comply with Section 409A. If options and awards under the Plan are subject to Section 409A of the Code and do not comply with Section 409A, option and award holders may be liable for the tax, interest and penalties imposed by the statute.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the number of outstanding options, warrants, rights and shares of restricted stock granted to employees and directors, as well as the number of securities remaining available for future issuance, under Deltek’s equity compensation plans as of December 31, 2009. No warrants or rights have been granted under our equity compensation plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		(b) Weighted-average exercise price of outstanding options, warrants and rights ($)		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(6) (#)
Equity compensation plans approved by security holders (1)	6,025,185	(1)	9.08	(2)	1,130,472	(3)(4)(5)
Equity compensation plans not approved by security holders	—		—		—
Total	6,025,185	(1)	9.08	(2)	1,130,472	(3)(4)(5)

(1)	Includes 4,194,720 securities to be issued upon exercise of outstanding options under Deltek’s 2005 Stock Option Plan and 1,830,465 securities to be issued upon exercise of outstanding options under the Plan as of December 31, 2009. Excludes 1,923,662 restricted shares granted under outstanding stock awards under the Plan as of December 31, 2009.

(2)	The weighted-average exercise price does not take into account 1,923,662 shares of restricted stock issued under outstanding stock awards under the Plan as of December 31, 2009, which have no exercise price.
(3)	No further securities may be issued under our 2005 Stock Option Plan after April 11, 2007.
(4)	Includes 1,130,472 securities remaining available for future issuance as of December 31, 2009 under the Plan.
(5)	Excludes 31,409 shares available for future issuance as of December 31, 2009 under Deltek’s Employee Stock Purchase Plan.
(6)	The Plan provides that the aggregate number of shares reserved and available for grant and issuance is increased on January 1 of each year commencing on January 1, 2009 by 3% of the total number of our shares of common stock issued and outstanding on December 31 of the previous year.

PLAN BENEFITS TABLE

The benefits or amounts that will be received by or allocated to eligible participants in the future are subject to the discretion of the Compensation Committee and are not presently determinable. The table below contains the benefits or amounts that the individuals and groups listed below have received under the Plan since the Plan’s inception on August 8, 2007:

Name and Position	Number of Shares Subject to Options Granted Under the Plan		Number of Shares of Restricted Stock Granted Under the Plan
Kevin T. Parker Chairman of the Board, President and Chief Executive Officer	411,565		325,000
Richard P. Lowrey Executive Vice President, Deltek Engineering	37,000		117,500
Carolyn J. Parent Executive Vice President of Worldwide Sales	35,000		125,000
Michael L. Krone Senior Vice President, Corporate Controller and Assistant Treasurer	25,000		97,100
Mark L. Wabschall (2) Executive Vice President, Chief Financial Officer and Treasurer	150,000		41,000
All current executive officers as a group (13 people)	692,565		1,502,200
All current directors who are not executive officers as a group (8 people)	197,000		0
All employees, including all current officers who are not executive officers, as a group (603 people)	3,369,008	(3)	1,389,550

(2)	Mr. Wabschall’s unvested options and restricted stock were terminated upon his separation from the Company in July 2009. Mr. Wabschall did not exercise any of his vested options.
(3)	Includes 665,000 options that have been approved, but not yet granted, to 79 employees the Company gained in connection with the Company’s recent acquisition of Maconomy A/S.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

Our Compensation Committee has overall responsibility for the compensation program for our executive officers. Members of the Compensation Committee are appointed by our Board. Currently, the Compensation Committee consists of four members of the Board, none of whom are executive officers of the Company.

The main objective of our Compensation Committee with respect to executive compensation is to provide a competitive total compensation package that will attract and retain key personnel who will act and think like owners of the Company. The Compensation Committee expects our executive officers to focus on increasing shareholder value in the short and long term by thinking strategically, maximizing key financial and operating results and mitigating risks.

Our executive compensation program provides for the following elements:

•	base salary, which is designed to provide financial stability, recognize immediate contributions and compensate for significant responsibility;

•	variable compensation, which is designed to ensure that executives deliver on short-term financial and operating goals and to ensure that we pay for performance;

•

equity compensation, in the form of restricted stock and/or stock options, which is intended to balance executives’ short-term thinking with long-term perspective, reward for innovation, ensure alignment with stockholder interests and attract and retain key talent; and

•	a benefits package that is available to all of our employees.

A detailed description of these components is provided below.

Our named executive officers as of December 31, 2009 are Kevin T. Parker (Chairman of the Board, President and Chief Executive Officer), Richard P. Lowrey (Executive Vice President, Deltek Engineering), Carolyn J. Parent (Executive Vice President of Worldwide Sales) and Michael L. Krone (Senior Vice President, Corporate Controller and Assistant Treasurer). Mark L. Wabschall was our Executive Vice President, Chief Financial Officer and Treasurer through July 29, 2009, and this status makes him a named executive officer for 2009. Mr. Parker served as both principal executive officer and principal financial officer for the remainder of 2009. Mr. Krone was designated as our principal accounting officer in August 2009.

2009 Executive Compensation

Our 2009 executive compensation program was based on benchmarking each executive’s individual compensation components against our peer group’s base salary, variable compensation and equity components for similar positions, subject to modifications to reflect their relative individual performance and contribution to our success. During 2009, our Compensation Committee retained Pearl Meyer & Partners (“Pearl Meyer”), an independent third party compensation consulting services firm, to assist in the evaluation of our executive compensation program.

As part of the executive compensation program, our outside compensation consultant was asked to provide:

•	summary observations and considerations for our executive compensation program;

•	a competitive assessment of base salary, short-term and long-term total compensation targets, including with respect to cash and incentive compensation;

•	financial performance comparisons with respect to our peer group; and

•	equity analysis and comparisons with respect to our peer group.

We supplement information provided to the Compensation Committee by our outside compensation consultant with data from market surveys that focus on the technology, software and consulting industries and which provide market-specific information.

Compensation Philosophy

So that each of our executives is fully engaged and motivated, the Compensation Committee has determined that executive compensation should be clearly linked to personal contribution and performance and be market competitive. As a result, our executive compensation program has been designed to achieve the following objectives:

•	the compensation for each of our executives should remain competitive with the compensation for similar positions within our identified peer group; and

•	executive compensation goals should be aligned with our overall financial, strategic and operational goals.

These elements of compensation, and the Compensation Committee’s decisions regarding those elements, are intended to provide an appropriate balance between fixed and variable compensation, short-term and long-term performance horizons and cash and equity compensation.

We expect our compensation programs to allow us to attract, retain and motivate executives who:

•	think and act like owners;

•	focus on strategic objectives;

•	achieve key financial and operating results; and

•	create stockholder value.

We use base salary, variable compensation and equity to compensate each of our named executives.

•	Base salary is utilized to provide financial stability, recognize immediate contributions and compensate for significant responsibility.

•	Variable compensation is leveraged to ensure that executives deliver on short-term financial and operating goals and to ensure that we pay for performance.

•	Equity is utilized to balance executives’ short-term thinking with long-term perspective, reward for innovation, ensure alignment with stockholder interests and attract and retain key talent.

We do not have pre-defined specific ratios in determining the base salary, variable compensation and equity components of compensation nor do we have pre-defined specific allocations between cash and non-cash compensation. Rather, we seek to benchmark each executive’s individual compensation component against our peer group’s base salary, bonus and equity components for similar positions. Because we expect our executives’ individual performance to exceed that of our peer group, we have targeted the 50th to 75th percentiles as the appropriate benchmark for each component of compensation, depending on the contribution and performance of the executive. As a direct result, our total cash compensation (base salary and variable compensation) and equity compensation is targeted to be above average relative to the identified peer group.

The evaluation of base salary, variable compensation and equity goals is done by the Compensation Committee, in the case of our Chief Executive Officer, and by the Compensation Committee with the involvement of our Chief Executive Officer, in the case of the other executives. Our Chief Executive Officer regularly meets with the Compensation Committee to discuss executive compensation matters and reviews his recommendations with the Chairman of the Compensation Committee or with the Compensation Committee. Our Chief Executive Officer, the Chairman of the Compensation Committee and the Compensation Committee seek input from others, including third-party compensation consultants, and take other steps they consider to be necessary or appropriate in determining the appropriate compensation components for our executives.

The Compensation Committee has the discretion to modify individual compensation components for our executives, including after reviewing our Chief Executive Officer’s recommendations.

Our compensation philosophy and decisions related to executive compensation apply equally to all of our named executive officers, so there are no material differences in our compensation philosophy for different named executive officers. Any material differences in compensation levels among our executives generally reflect differences in compensation levels among executives in the peer group since we benchmark each element of each executive’s individual compensation against the same elements of compensation for similar positions in our peer group, as well as differences in the relative performance or contribution of each of our executives.

Our Compensation Committee, with the assistance of Pearl Meyer, determined our peer group for 2009, which consisted of the following 15 software and technology companies: Advent Software, Inc., Ariba Inc., Blackbaud, Inc., Blackboard Inc., Epicor Software Corporation, JDA Software Group, Inc., Lawson Software, Inc., Manhattan Associates, Inc., Microstrategy Incorporated, Progress Software Corporation, RightNow Technologies, Inc., SPSS Inc. (now an IBM company), Tyler Technologies, Inc., The Ultimate Software Group, Inc. and Websense, Inc.

This peer group is evaluated by the Compensation Committee annually to ensure that we are using the appropriate companies for benchmarking purposes.

Base Salaries

We utilize base salary as the principal means of providing compensation to our executive officers for performing the essential elements of their jobs. We believe that our base salaries are competitive with respect to our peer group, and are set at levels that allow us to attract and retain executives in the markets where we compete for talent.

Incentive Compensation

Our named executive officers participate in our Employee Incentive Compensation Program (“EICP”), along with all employees not covered by another variable compensation plan (sales or consulting).

The EICP provides variable compensation and is designed to reward employees for their efforts in helping us achieve certain financial, operational and strategic goals. This program provides a direct and measurable way to align the employee’s goals with our corporate objectives of increasing revenue and profit and creating stockholder value. Achievement of the goals requires a high level of performance.

The EICP provides monetary compensation based on the level of achievement of quarterly Company financial and individual objectives. On an annual basis, the target payout as a percentage of an executive’s base salary is recommended by our Chief Executive Officer based on a review of competitive market data of our peer group and with input from the senior vice president of human resources. The Chairman of the Compensation Committee or, in the case of the named executive officers, the whole Compensation Committee reviews the recommendations of the Chief Executive Officer. Variable compensation is generally a pre-established percentage of an executive’s base salary, depending on the specific position and responsibilities for each executive.

Our Chief Executive Officer reviews each quarter’s financial results with the Compensation Committee and provides a recommendation for payout based on Company performance against the established quarterly objectives and other significant achievements. The Compensation Committee approves the final payout percentage for the EICP program.

Once the final overall payout percentage for the quarter has been established, the individual payment to our Chief Executive Officer is determined by the Chairman of the Compensation Committee, based on a review of the Chief Executive Officer’s performance for the quarter, and subsequently approved by the Compensation Committee and reported to the Board.

Payments to our executive officers, other than our Chief Executive Officer, are based on a quarterly evaluation of executive performance by our Chief Executive Officer and a review of that evaluation with the Chairman of the Compensation Committee. The Chairman of the Compensation Committee approves the payment award after having considered whether any proposed payouts should be adjusted upward or downward. The Chairman of the Compensation Committee and the Compensation Committee have the discretion to modify a payout in the event that either disagrees with our Chief Executive Officer’s evaluations. Our other executives are generally not significantly involved in this process.

Payout of the EICP is based on the following components:

Plan Structure: The 2009 EICP target payout ranged between 42% to 100% of annual base salary for each of our named executive officers, depending on the specific position and responsibilities for each executive. Generally, the target percentage was a function of the ability of the executive, depending on the executive’s responsibilities, to affect our financial performance. As a result, the EICP targets as a percentage of annual base salary during 2009 were 62%, 42% and 50% for Messrs. Lowrey, Krone and Wabschall, respectively. Ms. Parent’s EICP target was 69% of her 2009 annual base salary; this higher percentage for her bonus potential is typical for the lead sales position in a software company. Mr. Parker’s EICP target was 100% of his 2009 annual base salary; this higher percentage for his bonus potential is typical for the Chief Executive Officer of a software company. The percentages described above reflect the target EICP payouts that were in effect for all of 2009 with respect to Messrs. Parker and Lowrey and Ms. Parent. Mr. Krone’s EICP target was 35% of his annual base salary prior to his appointment as Senior Vice President, Corporate Controller and Assistant Treasurer and was increased to 42% of his annual base salary effective upon the appointment. Mr. Wabschall ceased to serve as Executive Vice President, Chief Financial Officer and Treasurer effective July 29, 2009 and did not receive EICP payouts for the third and fourth quarters of 2009. The EICP amounts are earned and paid quarterly based on quarterly performance against our financial goals and individual objectives and other significant achievements. Quarterly EICP payments are earned ratably. In addition, payments may be increased to reward significant personal contributions to our performance and to assure that the total EICP payments for a year properly reflect the executive’s contribution to our full-year financial and other results.

The quarterly EICP payout is calculated based on two components: Company performance against specific financial targets relating to revenue, EBITDA and EBITDA margin and individual performance against identified quarterly goals and objectives.

In 2009, Mr. Parker approved the individual goals and objectives for each named executive officer. Mr. Parker’s goals, which relate solely to our financial performance, are set annually and reviewed by the Board.

Company Performance: The EICP is funded based on achievement of quarterly financial goals relating to revenue, EBITDA and our EBITDA margin performance as a percentage of revenue. The revenue and EBITDA goals are weighted equally. The resulting amount is then adjusted upward or downward based on the performance of our EBITDA margin against our target. For 2009, the total revenue goal was approximately $305 million, the EBITDA goal was approximately $80 million and the EBITDA margin goal was 26.5%.

We believe that our EICP financial targets for 2009 (based on our corporate revenue, EBITDA and EBITDA margin performance as a percentage of revenue) were set at challenging levels that required superior performance on our part in that they required us to achieve strong revenue and EBITDA growth and to carefully control costs to meet the EBITDA margin goals. We established financial targets, however, that would be attainable if we had what we, at the time, considered to be a successful year. For 2009, the EICP goals were partially achieved, resulting in only a partial payout under the EICP.

EBITDA for purposes of the EICP calculation is earnings before interest, taxes, depreciation, amortization, severance costs, stock-based compensation expense and costs associated with compliance with the Sarbanes-Oxley Act.

Personal Performance: Performance against individual goals is used in determining the individual quarterly EICP payout for all executive officers except our Chief Executive Officer, whose incentive payout relates solely to our performance. For example, an executive with 90% personal performance against his or her goals would have a multiplier of 90% of his or her individual EICP target compensation opportunity (subject to the Company performance multiplier based on our achievement of quarterly financial goals). Individual goals are established quarterly. Due to differences in roles and responsibilities among executives, individual goals vary from executive to executive. For example, individual goals for an executive in a sales function may include the achievement of certain sales or revenue goals, while individual goals for other executives may include the completion of certain initiatives, projects or transactions.

For 2009, the primary individual performance goals considered by our Compensation Committee, and by our Chief Executive Officer in making payout recommendations to our Compensation Committee, were as follows:

•

for Mr. Lowrey, his efforts in developing and delivering on product roadmaps and strategic plans, structuring and developing our product development team and improving our operational efficiency within and outside our organizational structure;

•	for Ms. Parent, her achievement of pipeline, budget and revenue goals and her efforts in reorganizing and building our sales team and improving sales processes and sales training;

•	for Mr. Krone, his contributions to improving our financial reporting functions and internal control process and overseeing the re-engineering of certain internal financial software applications; and

•

for Mr. Wabschall, his contributions to improving our financial reporting functions and internal control process, enhancing our investor relations activities and developing a budget plan for the 2009 fiscal year;

During 2009, Mr. Lowrey’s performance ratings ranged from 78% to 91%, Ms. Parent’s performance ratings ranged from 90% to 107%, and Mr. Krone’s performance ratings ranged from 88% to 106%. Mr. Wabschall’s performance ratings were 97% and 100%, respectively, for the first and second quarters of 2009.

It is possible under the plan for an executive to receive a partial payment because the executive has reached his or her individual objectives even though the Company as a whole has failed to meet its financial objectives (or vice versa). Furthermore, our Compensation Committee and Chief Executive Officer retain the discretion to increase or decrease any payouts under the EICP in connection with the review of performance of an executive against the Company’s financial goals and his or her personal goals.

Quarterly EICP Payout Calculation: As indicated above, the calculation of an executive’s quarterly variable compensation is based on the product of both Company performance against objectives and individual performance against quarterly goals. Accordingly, EICP payouts are not based on a weighted average of each target element.

The quarterly EICP calculation is as follows:

Quarterly	X	Company	X	Personal	=	Quarterly Payout
Target		Performance		Performance

•	Quarterly Target = EICP quarterly target opportunity for each executive;

•	Company Performance = The Company’s achievement against revenue, EBITDA and EBITDA margin goals; and

•	Personal Performance = Achievement of executive’s individual quarterly goals.

As illustrated in the above calculation, the amount of payout may increase or decrease based on our Board of Directors’ assessment of our financial results, including our EBITDA margin performance, as well as individual performance.

Timeline: The EICP is a calendar-year program with payouts made on a quarterly basis.

2009 EICP Payouts: Our Compensation Committee awarded payouts for performance during the year ended December 31, 2009 based upon our achievement against the revenue and EBITDA performance goals established in our 2009 internal financial budget and forecast.

Based on our actual achievement level of 87% of budgeted revenue, 80% of budgeted EBITDA, and 91% of budgeted EBITDA margin, and adjusting payouts to recognize individual performance and contribution to our 2009 financial performance, Mr. Parker received a total payout for 2009 of $450,125 (85% of his base salary, with a target EICP payout of 100% of his base salary), Ms. Parent received a total payout for 2009 of $192,963 (59% of her base salary, with a target EICP payout of 69% of her base salary), Mr. Lowrey received a total payout for 2009 of $128,200 (39% of his base salary, with a target EICP payout of 62% of his base salary) and Mr. Krone received a total payout for 2009 of $90,782 (33% of his base salary, with a target EICP payout of 38% of his prorated 2009 base salary). Mr. Wabschall received a total payout for 2009 of $54,163. Mr. Wabschall ceased to serve as Executive Vice President, Chief Financial Officer and Treasurer effective July 29, 2009 and did not participate in our EICP program during the third and fourth quarters of 2009.

Code Section 162(m): Section 162(m) of the Code was not applicable to us in 2009 because we were a private company until November 1, 2007. We intend to rely on an exemption from Section 162(m) for a plan adopted prior to the time a company becomes a public company. This pre-initial public offering exemption will no longer be available to us after the date of our annual meeting that occurs after the third calendar year following the year of our initial public offering, or if we materially modify the relevant plan before such time.

Equity

We use equity awards in the form of restricted stock and stock options as a means of incentivizing and aligning executive behavior to increase stockholder value, to foster a long-term commitment to us and our stockholders and as a means of attracting and retaining executives.

A number of factors are considered when determining the size of all equity grants, including labor market conditions, executive performance and a review of the executive’s overall compensation package. Initial equity grants are designed to attract experienced executives with established records of success and significant public company experience. Subsequent grants of stock options or restricted stock, including the grants made to our executive officers in February 2009, are designed to ensure that equity compensation remains competitive within our peer group and that we incentivize and retain the executive officers who are critical to our success. The February 2009 grants were designed to ensure that the executives received an annual grant that is consistent with grants within our peer group and that the total value of each executive’s equity holdings was sufficient to retain such executive. The February 2009 grants were not taken into consideration in setting the compensation targets for our executives for 2009. We do not have any stock ownership requirements or objectives for our executives.

In April 2007, we implemented our 2007 Stock Incentive and Award Plan (“2007 Plan”) that provides for the potential award of various equity instruments, including stock options, restricted stock, stock appreciation rights and dividend equivalent rights. Our 2007 Plan was approved by the Compensation Committee and our stockholders. The equity awards for 2009 described in this section were made pursuant to our 2007 Plan. Prior to the adoption of the 2007 Plan, equity awards were granted pursuant to our 2005 Stock Option Plan (the “2005 Plan”).

All option awards under our 2005 Plan and 2007 Plan to our named executive officers vest ratably at 25% per year and have a 10-year maximum term, with a strike price set at the fair market value on the date of grant. Vesting occurs on each anniversary date of the grant, except for the initial grant, which generally vests on each anniversary date of employment. The portion of an option under our 2005 Plan that is vested must be exercised within 180 days after the date of termination of an executive. The portion of an option under our 2007 Plan that is vested must be exercised within 45 days after the date of termination of an executive.

Restricted stock awards made in 2009 to our named executive officers under our 2007 Plan vest ratably at 50% per year, with vesting occurring on each anniversary of the date of grant. Restricted stock awards made in 2008 to our named executive officers vest ratably at 25% per year. The restricted stock awards made in 2009 were originally subject to the restrictions set forth in a shareholders’ agreement. See “Certain Relationships and Related Transactions—Shareholder Agreements.”

For a summary description of the Plan as amended and restated, see “APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE DELTEK, INC. 2007 STOCK INCENTIVE AND AWARD PLAN – Summary Description of Plan.”

Benefits

Our executives participate in our standard benefit plans, which are offered to all U.S.-based employees and include our 401(k) plan.

Our executives have the opportunity to participate in our health and welfare benefit programs, which include a group medical program, a group dental program, a vision program, life insurance, disability insurance and flexible spending accounts. These benefits are the same as those offered to all other U.S.-based employees. Through our benefit programs, each of our named executive officers received group term life insurance equivalent to 100% of their annual base salary. While provided as a benefit, the cost of the group term life insurance is included in the “All Other Compensation” column of the Summary Compensation Table.

Employment Agreements and Arrangements

We have entered into employment agreements or arrangements with our named executive officers. These employment agreements or arrangements are currently in effect, except with respect to Mr. Wabschall, who ceased to serve as Executive Vice President, Chief Financial Officer and Treasurer effective July 29, 2009. The employment agreements or arrangements provide for severance benefits and establish a non-competition obligation.

In July 2009, Mr. Wabschall resigned as Executive Vice President, Chief Financial Officer and Treasurer. We entered into a Separation Agreement and Release with Mr. Wabschall pursuant to which Mr. Wabschall would provide transitional consulting services to us for a period of three months.

In December 2009, we entered into an employment letter agreement with Michael P. Corkery, our Executive Vice President, Chief Financial Officer and Treasurer. Mr. Corkery’s employment agreement provides for an annual base salary of $350,000 and a target annual bonus of $185,000. The bonus is to be paid pursuant to our

EICP, as described above. The minimum quarterly bonus for the first two quarters after Mr. Corkery’s start date is guaranteed to be 100% of his target payout. In connection with the commencement of his employment with us,

Mr. Corkery received 60,000 shares of restricted Deltek common stock and is entitled to participate in Deltek’s standard benefit plans and programs for employees. Mr. Corkery’s employment agreement has no set term, and employment under it is at will.

See “Executive Compensation—Employment Agreements and Arrangements.”

Additional Compensation Actions Taken in 2009

In February 2009, the Compensation Committee undertook a review of the compensation of the executive management team, including our named executive officers. This review included a detailed examination of our executive compensation compared to our peer group, as well as surveys covering the technology and software industries, and review and comment of executive compensation by Pearl Meyer. Consistent with market practice, each executive’s compensation was benchmarked against the executive’s counterparts in the peer group. The review did not take into account, and was not based upon, the total compensation paid to the executives in 2008.

The Compensation Committee made no changes to the base salary compensation for our named executive officers in February 2009, but approved an increase to the annual variable compensation opportunity for Mr. Wabschall from $150,000 to $175,000. In August 2009, Mr. Krone’s base salary was increased from $245,000 to $275,000 and his annual variable compensation opportunity was increased from $85,750 to $115,000. These increases were related to Mr. Krone’s appointment as Senior Vice President, Corporate Controller and Assistant Treasurer.

As a result, the following base salary and bonus potential were in effect in 2009:

Executive	Annual Salary 2009	Annual Variable Compensation Opportunity 2009
Kevin T. Parker	$530,000	$530,000
Richard P. Lowrey	$325,000	$200,000
Carolyn J. Parent	$325,000	$225,000
Michael L. Krone	$275,000	$115,000
Mark L. Wabschall	$300,000	$175,000

The Compensation Committee also reviewed the equity holdings of each executive officer and provided an additional grant of restricted stock in February 2009. The February 2009 grants were designed to ensure that the executives received an annual grant that is consistent with the grants within our peer group and that the total value of each executive’s equity holdings was sufficient to retain such executive. As a result, the following grants were made:

Executive	Restricted Stock Granted February 2009
Kevin T. Parker	150,000
Richard P. Lowrey	41,000
Carolyn J. Parent	41,000
Mark L. Wabschall	41,000

In July 2009, the Board of Directors granted Mr. Krone 50,000 shares of restricted stock in connection with his appointment as Senior Vice President, Corporate Controller and Assistant Treasurer. In August 2009, Mr. Krone was granted 10,000 shares of restricted stock as part of a high-performance grant to non-executive officers with respect to their performance from 2008 to 2009.

Executive Compensation

The following tables and narrative set forth information concerning the compensation paid to, awarded to or earned by our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers who served in such capacities as of December 31, 2009. We have provided such compensation information with respect to our Chief Financial Officer who served in this capacity only until July 29, 2009. Our Chief Executive Officer served as both our principal executive officer and principal financial officer for the remainder of 2009. We refer to these officers collectively as our “named executive officers” for 2009.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers with respect to 2009 and, as applicable, 2008 and 2007:

,Name and Principal Position	Year	Salary ($)		Bonus ($)		Equity Awards (2) ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation (3) ($)			Total ($)
Kevin T. Parker	2009		$530,000	—			$588,000		$450,125		$7,246	(4)		$1,575,371
Chairman of the Board, President and Chief Executive Officer	2008 2007	$ $	523,333 478,333	—		$ $	1,422,444 1,132,800	$ $	331,250 514,999	$ $	24,148 7,458	(4)	$ $	2,301,176 2,133,590
Richard P. Lowrey	2009		$325,000	—			$160,720		$128,200		$4,012	(5)		$617,932
Executive Vice President, Deltek Engineering	2008 2007	$ $	320,833 292,708	—		$ $	391,547 708,000	$ $	101,250 177,241	$ $	138,978 248,201		$ $	952,608 1,426,150
Carolyn J. Parent	2009		$325,000	—			$160,720		$192,963		$6,193	(6)		$684,876
Executive Vice President of Worldwide Sales	2008 2007	$ $	320,833 292,708	—		$ $	481,940 708,000	$ $	140,653 227,600	$ $	17,504 5,909		$ $	960,930 1,234,217
Michael L. Krone	2009		$256,250	$10,000	(7)		$338,900		$90,782		$2,699	(7)		$698,631
Senior Vice President, Corporate Controller and Assistant Treasurer
Mark L. Wabschall	2009		$190,753	—			$160,720		$54,163		$39,904	(8)		$445,540
Executive Vice President, Chief Financial Officer and Treasurer	2008		$179,545	$75,000	(1)		$688,898		$18,750		$4,433			$966,627

(1)	The amounts shown reflect EICP payments that were guaranteed at the time of hire pursuant to the individual’s offer of employment.

(2)	Reflects the grant date fair value of equity awards granted during 2009 and, as applicable, 2008 and 2007, calculated in a manner consistent with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. The assumptions used in the valuation are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K that was filed on March 15, 2010.
(3)	Includes our contributions to our 401(k) plan and group life insurance contributions on behalf of the named executive officers, in addition to other items for Messrs. Parker, Lowrey, Krone and Wabschall and Ms. Parent identified in footnotes (4) to (8).
(4)	For 2009, the compensation for Mr. Parker includes $794 of group life insurance contributions, $4,000 of 401(k) contributions and $2,452 treated as income for a tax gross-up related to reimbursement of travel, meal and hotel expenses related to his attendance at Deltek’s President’s Club.
(5)	For 2009, the compensation for Mr. Lowrey includes $762 of group life insurance contributions and $3,250 of 401(k) contributions.
(6)	For 2009, the compensation for Ms. Parent includes $331 of group life insurance contributions, $3,250 of 401(k) contributions and $2,612 treated as income for a tax gross-up related to reimbursement of travel, meal and hotel expenses related to her attendance at Deltek’s President’s Club.
(7)	For 2009, the compensation for Mr. Krone includes $249 of group life insurance contributions and $2,450 of 401(k) contributions. A special bonus of $10,000 was paid to Mr. Krone in 2009 in recognition for his contributions to the Company.
(8)	For 2009, the compensation for Mr. Wabschall includes $404 of group life insurance contributions, $3,000 of 401(k) contributions and $36,500 paid to Mr. Wabschall for consulting services provided to us following his resignation in July 2009.

Grants of Plan-Based Awards for Year Ended December 31, 2009

The following table sets forth each grant of plan-based awards to our named executive officers with respect to 2009.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1) Target ($)		All Other Stock Awards: Number of Restricted Stock Awards (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Restricted Stock Awards (2)
Kevin T. Parker	2/19/2009		$530,000	150,000	—		$—		$588,000
Richard P. Lowrey	2/18/2009		$200,000	41,000	—		$—		$160,720
Carolyn J. Parent	2/18/2009		$225,000	41,000	—		$—		$160,720
Michael L. Krone	7/29/2009 8/31/2009	$ $	115,000 115,000	50,000 10,000	— —	$ $	— —	$ $	267,000 71,900
Mark L. Wabschall	2/18/2009		$175,000	41,000	—		$—		$160,720

(1)	There are no thresholds or maximum payouts under the EICP. The information provided relates to the targets that were in effect during 2009. See “Management—Compensation Discussion and Analysis—Additional Compensation Actions Taken in 2009.”
(2)	Reflects the grant date fair value of equity awards granted during 2009, calculated in a manner consistent with FASB ASC Topic 718. The assumptions used in the valuation are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K that was filed on March 15, 2010.

Employment Agreements and Arrangements

The following is a description of the material actions taken with respect to the employment agreements and arrangements for our named executive officers during 2009. This description is being provided to explain the quantitative data disclosed above in the Summary Compensation Table for Year Ended December 31, 2009 and the table regarding Grants of Plan-Based Awards for Year Ended December 31, 2009.

Mark L. Wabschall

On July 29, 2009, Mark L. Wabschall resigned as our Executive Vice President, Chief Financial Officer and Treasurer. We entered into a Separation Agreement and Release with Mr. Wabschall pursuant to which Mr. Wabschall would provide, among other things, consulting services to us for a period of three months. See “Change in Control and Potential Payments Upon Termination or Change of Control.”

Incentive and Benefit Plans

2005 Stock Option Plan

Our Board of Directors adopted our 2005 Stock Option Plan (“2005 Plan”) on July 20, 2005. In connection with the reincorporation and name change of Deltek Systems, Inc., a Virginia corporation, to Deltek, Inc., a Delaware corporation, which occurred on April 10, 2007, the options to acquire Deltek Systems, Inc. common stock became options to acquire Deltek, Inc. common stock on the same terms, for the same number of shares and at the same exercise price as applied to the options prior to the reincorporation. The converted options are subject to our 2005 Stock Option Plan (as amended and restated in connection with the reincorporation) and to the related stock option agreements.

The plan provides for the grant of options to purchase shares of our common stock to employees, directors and consultants of the Company or our subsidiaries. These options are not intended to, and do not, qualify as incentive stock options. Prior to the establishment of our Compensation Committee, the plan was administered by our Board of Directors. The plan is now administered by the Compensation Committee of our Board of Directors, and the Compensation Committee sets the terms and conditions of the options.

The plan provides that the Compensation Committee has the authority to adjust the maximum number of shares of common stock issuable under the plan, the number of shares covered by outstanding options, the applicable exercise price of an existing option and any other terms of an outstanding option as a result of any change in the number of shares of common stock resulting from a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar transaction. The plan also gives our Board of Directors the right to amend or terminate the plan, except that, to the extent necessary under any applicable law, no amendment will be effective unless approved by our stockholders. In addition, no amendment may adversely affect the rights of any optionee without the optionee’s consent. Notwithstanding the foregoing sentence, an amendment to increase the number of shares of common stock available for issuance under the plan will not be deemed to adversely affect any optionee. The plan was approved by our stockholders.

The form of stock option agreement provides that options generally vest and become exercisable in equal installments on each of the first four anniversaries of the grant date. Options granted under the plan have a maximum term of 10 years from the date of grant, unless terminated earlier. For a discussion regarding vesting of options upon a change of control and the effect of a termination of an optionee’s employment, see “Potential Payments Upon Termination or Change in Control.”

Under the 2005 Plan, each optionee was required to execute a shareholders’ agreement, among other conditions, prior to being deemed the holder of, or having any rights with respect to, any shares of our common stock. In accordance with the shareholders’ agreement, stockholders who were a party to the agreement were entitled to participate proportionately in an offering of common stock by the New Mountain Funds. If the number of shares of our common stock which the optionee is entitled to sell in this offering exceeds the number of shares of common stock held by the optionee, any options held by the optionee (including unvested options) may be exercised to the extent of the excess. A stockholder may choose any combination of shares and options (if vested) in determining the securities the stockholder will sell in the public or private offering. Any unvested options may only be exercised to the extent there is an amount of securities that such stockholder may sell that has not been covered by shares or vested options. See “Certain Relationships and Related Transactions.”

Prior to the adoption of our 2007 Plan (described in more detail below), a total of 6,310,000 shares of common stock issuable upon exercise of options were authorized under the 2005 Plan. As of December 31, 2009, options to purchase a total of 4,194,720 shares of common stock were issued and outstanding under the 2005 Plan. No further grants were made under the 2005 Plan after April 11, 2007. Subsequent equity grants have been made under our 2007 Plan. See “Incentive and Benefit Plans—2007 Stock Incentive and Award Plan.” The 2007 Plan has been amended and restated. For a summary description of the Plan as amended and restated, see “APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE DELTEK, INC. 2007 STOCK INCENTIVE AND AWARD PLAN – Summary Description of Plan.”

Unless otherwise set forth in a stock option agreement, our 2005 Plan and the form of stock option agreement state that all unvested options will terminate upon the termination of an optionee’s employment for any reason. In addition, the form of stock option agreement provides that vested options may be exercised during the 180-day period following termination, but in no event after the expiration of the term of the options. Any portion of vested options not exercised during this 180-day period will terminate and be of no further force and effect. If an optionee’s employment is terminated by us for cause, the options held by the optionee will immediately terminate, regardless of vesting.

The plan provides that in the event of the liquidation or dissolution of our Company or a merger or consolidation of our Company, and unless otherwise provided in a stock option agreement, all options issued under the plan will continue in effect in accordance with their respective terms, except that following such transactions:

•	each outstanding option will be treated as provided for in the operative plan or agreement entered into in connection with the transaction; or

•

if not so provided in the plan or agreement entered into in connection with the transaction, each optionee will be entitled to receive upon exercise of any outstanding option, the same number and kind of stock, securities, cash, property or other consideration that each holder of our common stock was entitled to receive in the transaction. Any consideration received will remain subject to all of the conditions applicable to the options prior to the transaction.

In addition, the plan provides that, upon the merger or consolidation of our Company, liquidation of our Company or sale to a third party of all or substantially all of our assets or the sale to a third party of our common stock (other than through a public offering) in which the New Mountain Funds cease to beneficially own any of our voting securities, the plan and the unexercised portion of any outstanding options will terminate, unless continuation or substitution of the option is provided for in writing in connection with the transaction.

The form of stock option agreement also contains the provisions described in the prior two paragraphs. In addition, the form stock option agreement, together with our shareholders’ agreement, provides that, if the New Mountain Funds sell any of their shares of our common stock to a third party (including in the case of a total sale of their common stock to a third party), optionees are entitled to sell, and may be required to sell, the same percentage of the shares of our common stock as the New Mountain Funds sell. Any options held by an optionee may be exercised to the extent of the excess, if any, of:

•	the number of shares with respect to which the optionee is entitled to, or is being required to, participate in the sale; over

•	the number of shares previously issued to the optionee upon exercise of any options held by the optionee that have not been previously disposed of.

If the sale is not consummated, any options held by the optionee will be exercisable thereafter only to the extent they would have been exercisable if notice of the sale had not been given. The form of stock option agreement provides that the options would continue in effect in accordance with their terms in the event of a total sale by the New Mountain Funds of their common stock to a third party if provided for in writing in connection with the transaction.

The form of stock option agreement under the 2005 Stock Option Plan prohibits each optionee from:

•	disclosing or furnishing to any other person any confidential or proprietary information about us or any of our affiliates;

•

directly or indirectly soliciting for employment any of our employees or any employee of any of our affiliates at any time before the second anniversary of the optionee’s termination of employment; and

•	selling, transferring, assigning, exchanging, pledging, encumbering or otherwise disposing of any option.

The form of stock option agreement also provides that, at our discretion, we will be entitled to terminate the options, or any unexercised portion of the options, held by the optionee if any optionee:

•

engages in any prohibited disclosure (or breaches the holder’s obligations under any non-disclosure or non-use of confidential information provision contained in any employment agreement to which the optionee is a party), prohibited solicitation (or breaches any non-solicitation obligations under any employment agreement to which the optionee is a party) or prohibited transfer of the holder’s options;

•	owns, manages or is employed by any of our competitors or is a competitor of the Company in an individual capacity; or

•	is convicted of a felony against us or our affiliates.

With respect to the treatment of outstanding options upon an optionee’s termination of employment or a change in control of us, the options held by our named executive officers are subject to additional or different terms than those summarized above. See “Potential Payments Upon Termination or Change in Control.”

2007 Stock Incentive and Award Plan

References under this “2007 Stock Incentive and Award Plan” caption provide a summary description of the Plan prior to its amendment and restatement. For a summary description of the Plan as amended and restated, see “APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE DELTEK, INC. 2007 STOCK INCENTIVE AND AWARD PLAN – Summary Description of Plan.”

Our Board of Directors adopted our 2007 Stock Incentive and Award Plan (“2007 Plan”) in April 2007, and our stockholders have approved it. Certain holders of stock options, restricted stock or other awards under the plan are subject to a shareholders’ agreement. See “Certain Relationships and Related Transactions.” The plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code and stock options which do not so qualify, restricted stock and performance-based restricted stock, stock appreciation rights, dividend equivalent rights, performance units and performance shares, cash incentive awards, phantom stock awards and share awards. Directors, officers, employees, including future employees who have received written offers of employment, and consultants and advisors to us and our subsidiaries (each an eligible individual) may receive grants under the plan. The plan is designed to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code as currently in effect, and the conditions for exemptions from short-swing profit recovery rules under Rule 16b-3 under the Exchange Act.

The plan requires that a committee of at least two members of the Board of Directors administer the plan. The committee may consist of the entire Board of Directors, but:

•

if the committee consists of less than the entire Board of Directors, then with respect to any option or award granted to an eligible individual who is subject to Section 16 of the Exchange Act, the committee must consist of at least two directors, each of whom must be a “non-employee director” for purposes of Section 16 of the Exchange Act; and

•

if needed for any option or award to qualify as performance-based compensation following the period ending on the earlier of the date of our annual meeting in 2011 and the expiration of the “reliance period” under Treasury Regulation Section 1.162-27(f)(2) (the “transition period”), the committee must consist of at least two directors, each of whom must be an outside director for purposes of Section 162(m) of the Code.

The Compensation Committee currently administers the plan and has appointed a subcommittee to satisfy the requirements of Section 16 of the Exchange Act and Section 162(m) of the Code described above. Generally, the committee (and if appropriate, the subcommittee) or, pursuant to delegated authority, the Chairman of the committee and, with respect to certain positions, one more committee member, have the right to grant options and other awards to eligible individuals and to determine the terms and conditions of options and awards, including the vesting schedule and exercise price of options and awards.

The plan authorized the initial issuance of 1,840,000 shares of our common stock. Until the termination of the plan, the number of shares available for issuance is increased annually on January 1st of each year, in an amount equal to 3% of the total number of our shares of common stock issued and outstanding as of December 31st of the immediately preceding calendar year. On January 1, 2008, the number of shares available for issuance under the plan was increased by 1,291,395 shares. On January 1, 2009, the number of shares available for issuance under the plan was increased by 1,304,747 shares. Our Board of Directors has the discretion to reduce the amount of the annual increase in any particular year. Both the initial share reserve and the increased number of shares available for issuance under the plan are subject to adjustment in the event of any change in capitalization affecting our outstanding common stock. No more than 1,840,000 shares may be made the subject of incentive stock options under the plan. Following the transition period permitted under Section 162(m) of the Code, the number of shares that may be subject to options and stock appreciation rights granted to an eligible individual in any calendar year may not exceed 1,500,000 shares, and the number of shares that may be subject to performance shares or performance-based restricted stock granted to an eligible individual in any calendar year may not exceed 1,500,000 shares (with such limit to be applied separately to each type of award). The dollar amount of cash that may be the subject of performance units or cash incentive awards granted to an eligible individual in any calendar year may not exceed $1,500,000 and $2,000,000, respectively. In the event of certain transactions involving our common stock, including a merger or consolidation, the plan and the options and awards issued under the plan will continue in effect in accordance with their respective terms, except that following these transactions either:

•	each outstanding option or award will be treated as provided for in the agreement entered into in connection with the transaction; or

•

if not so provided in the agreement, each optionee or grantee will be entitled to receive in respect of each share of common stock subject to any outstanding option or award, upon exercise of an option or payment or transfer in respect of any award, the same consideration that each holder of a share of common stock was entitled to receive in the transaction, provided, however, that unless otherwise determined by the committee, the consideration will remain subject to all of the conditions, restrictions and performance criteria which were applicable to the options and awards prior to the transaction. In addition, in the event of a change in ownership or effective control of us, the committee may provide, in an agreement evidencing the grant of an option or award or at any time thereafter, that options or awards may become vested and exercisable and may become free of restrictions, to the extent of all or any portion of the option or award.

The 2007 plan will automatically terminate on the day preceding the tenth anniversary of its approval by our Board of Directors, unless terminated earlier by our Board of Directors. Generally, our Board of Directors and the Compensation Committee may terminate, amend, modify or suspend the plan at any time, except that no such action may impair and adversely affect the rights under any award previously granted to a participant without the participant’s consent, and no material modification to performance goals and targets under the plan may be made without stockholder approval.

Employee Incentive Compensation Program

The Company’s named executive officers participate in our EICP. The EICP provides monetary compensation that is generally a pre-established percentage of an executive’s base salary. The 2009 EICP target variable compensation ranged between 42% to 100% of annual base salary for each of our named executive officers. The EICP amounts are earned and paid quarterly and are calculated based on two components: Company performance against specific targets and personal performance against identified quarterly goals and objectives. As an incentive to join our Company, a named executive officer was guaranteed in 2008 that his quarterly payout for the first two quarters after his start date would be a minimum of 100% of his target. See “Executive Compensation—Incentive Compensation—Plan Structure” and “Executive Compensation—Additional Compensation Actions Taken in 2009.”

Employee Stock Purchase Plan

Our Employee Stock Purchase Plan (“ESPP”) is designed to enable eligible employees to periodically purchase shares of our common stock at a discount from the fair market value of our common stock on the date of purchase. Our executive officers and directors are not eligible to participate in our ESPP.

Outstanding Equity Awards at December 31, 2009

Option Awards

The following table sets forth outstanding stock option awards for each of our named executive officers at December 31, 2009.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(2)	Option Exercise Price	Vesting Commencement Date (1)(2)	Option Expiration Date
Kevin T. Parker	671,145	—	$3.61	06/27/2005	07/19/2015
	69,250	—	$7.22	06/27/2005	07/19/2015
	80,000	80,000	$13.10	03/15/2007	03/14/2017
	52,891	158,674	$12.98	02/22/2008	02/21/2018
Richard P. Lowrey	224,905	—	$3.61	05/02/2005	11/02/2015
	30,000	0	$7.22	05/02/2005	11/02/2015
	50,000	50,000	$13.10	03/15/2007	03/14/2017
	9,250	27,750	$12.98	02/22/2008	02/21/2018
Carolyn J. Parent	67,959	33,750	$7.91	03/01/2006	03/08/2016
	10,967	3,656	$11.48	03/01/2006	12/03/2016
	50,000	50,000	$13.10	03/15/2007	03/14/2017
	8,750	26,250	$12.98	02/22/2008	02/21/2018
Michael L. Krone	6,250	18,750	$7.79	09/03/2008	09/02/2018
Mark L. Wabschall	—	—	—	—	—

(1)	Options granted vest 25% on each anniversary of the vesting commencement date.

(2)	Mr. Wabschall’s hire date was May 12, 2008, and his options vested as follows: 37,500 at $8.83 on May 12, 2009. Upon his separation, his unvested options terminated. Mr. Wabschall did not exercise any of his vested options.

Restricted Stock Awards

The following table sets forth outstanding restricted stock awards for each of our named executive officers at December 31, 2009.

Name	Number of Shares of Restricted Stock (Vested)	Number of Shares of Restricted Stock (Unvested)	Grant Date
Kevin T. Parker	—	150,000	02/19/2009
Richard P. Lowrey	—	41,000	02/18/2009
	2,750	8,250	02/22/2008
Carolyn J. Parent	—	41,000	02/18/2009
	4,750	14,250	02/22/2008
Michael L. Krone	—	50,000	07/29/2009
	—	10,000	08/31/2009

Option Exercises and Stock Vested

During the fiscal year ended December 31, 2009, none of our named executive officers exercised any stock options or realized value on the exercise of stock options. During the fiscal year ended December 31, 2009, our named executive officers had the following restricted stock grants vest:

Name	Number of Shares of Restricted Stock (Vested)	Value Realized on Vesting	Grant Date
Kevin T. Parker	—	—	—
Richard P. Lowrey	2,750	$10,588	02/22/2008
Carolyn J. Parent	4,750	$18,288	02/22/2008
Michael L. Krone	—	—	—
Mark L. Wabschall	—	—	—

Change in Control and Potential Payments Upon Termination or Change in Control

For purposes of our change in control policy, a “change in control” will occur if:

•

any third party not affiliated with the New Mountain Funds or any of their affiliates, but excluding Kenneth E. deLaski and persons and entities related to him, owns, directly or indirectly, more of our voting capital stock than the New Mountain Funds or any of their affiliates own; or

•	a third party not affiliated with the New Mountain Funds or any of their affiliates has or obtains the right to elect a majority of our Board of Directors.

Kevin T. Parker

Under Mr. Parker’s amended employment agreement, if we terminate Mr. Parker’s employment without “cause” or give a notice of non-renewal of the agreement or if Mr. Parker terminates his employment for “good reason” (as such terms are defined below) (a “qualifying termination”), Mr. Parker will be entitled to receive as severance, two years’ salary continuation at his then-current base salary rate, a lump sum payment equal to two times his target annual variable compensation for the year in which termination occurs and continuation of medical benefits for 18 months at active-employee rates. If Mr. Parker’s employment is terminated due to his death or disability, he will receive as severance, salary continuation at his then-current base salary rate for 12 months, a lump sum payment equal to two times his target annual cash incentive compensation for the year in which termination occurs and continuation of medical benefits for 18 months at active-employee rates. If we terminate Mr. Parker’s employment for “cause,” Mr. Parker will be entitled to receive only accrued base salary and benefits as of the date of termination.

Upon a “qualifying termination,” the options held by Mr. Parker will become exercisable as to those portions that would have become exercisable had Mr. Parker been employed during the entirety of the one-year period following termination. Upon a change in control, the options held by Mr. Parker will immediately be accelerated and deemed to be vested and exercisable in full.

For purposes of Mr. Parker’s amended employment agreement, “cause” is defined as:

•	a conviction for a felony;

•	fraud or gross misconduct on Mr. Parker’s part that causes material damage to us; or

•	Mr. Parker’s breach of a material term of his employment agreement that is not cured within 30 days after written notice to him.

“Good reason” is defined as:

•

a reduction in the nature and scope of Mr. Parker’s authorities, powers, functions or duties that is not cured within 30 days after written notice to us (which reduction will be assumed if Mr. Parker no longer serves as our sole Chief Executive Officer and a voting member of our Board of Directors);

•	a reduction in Mr. Parker’s compensation (including base salary or target cash incentive compensation opportunity);

•	an office relocation resulting in a commute that is more than 75 miles from Mr. Parker’s residence or more than 120% (in miles) of Mr. Parker’s prior commute, whichever is greater; or

•	our material breach of any material terms of Mr. Parker’s employment or Mr. Parker’s employment agreement that is not cured within 30 days after written notice to us.

Mr. Parker’s employment agreement automatically extends each year for an additional one-year term unless either party gives notice of non-renewal to the other party at least six months prior to the expiration of the relevant period.

If any payments or distributions due to Mr. Parker in connection with a change in control of us, including by reason of his termination of employment, would be subject to the excise tax imposed by Section 4999 of the Code, we will provide Mr. Parker with a gross-up payment so that he will be made whole for any excise tax imposed on the payments or distributions resulting from the change in control.

Mr. Parker is bound by obligations of confidentiality during the term of his employment and thereafter. Mr. Parker’s employment agreement contains non-solicitation provisions that apply during the term of Mr. Parker’s employment and for a period of 12 months following termination of his employment for any reason. A restrictive covenant relating to non-competition applies during the term of Mr. Parker’s employment and for a period of 12 months thereafter, if Mr. Parker is terminated for any reason prior to a change in control, or for six months thereafter, if Mr. Parker is terminated for any reason on or after a change in control.

Richard P. Lowrey, Carolyn J. Parent and Michael L. Krone

If the employment of any of Messrs. Lowrey and Krone or Ms. Parent is terminated prior to a change in control either by us without “cause” or by the executive for “good reason” (as such terms are defined below), the executive will receive as severance six months’ salary continuation at the executive’s then-current base salary rate and continuation of medical benefits for 12 months at active-employee rates.

If, on the date of or within 18 months following a change in control, the employment of any of Messrs. Lowrey and Krone or Ms. Parent is terminated either by us or our successor without “cause” or by the executive for “good reason” the executive will receive as severance 18 months’ salary continuation at the executive’s then-current base salary rate, a lump sum payment equal to one and one-half times the executive’s target annual cash incentive compensation for the year in which termination occurs and continuation of medical benefits for 18 months at active-employee rates.

If the employment of any of Messrs. Lowrey and Krone or Ms. Parent is terminated by us for “cause,” the executive will be entitled to receive only accrued base salary and benefits as of the date of termination.

The employment letter agreements also provide that if the employment of any of Messrs. Lowrey and Krone or Ms. Parent is terminated either by us or our successor without “cause” or by the executive for “good reason” on the date of or within 18 months following a change in control, the options held by the executive will immediately be accelerated and deemed to be vested and exercisable in full.

For purposes of the employment letter agreements with each of Messrs. Lowrey and Krone and Ms. Parent, “cause” is defined as:

•	a conviction for a felony;

•	fraud or gross misconduct on the executive’s part that causes material damage to us;

•	the executive’s material violation of the executive’s non-competition agreement; or

•	the executive’s breach of a material term of the executive’s employment letter agreement that is not cured within 30 days after written notice to the executive.

“Good reason” is defined as:

•

a material reduction in the nature and scope of the executive’s authorities, powers, functions or duties that is not cured within 30 days after written notice to us (provided, however, that neither a change in the executive’s reporting responsibilities nor our ceasing to be a publicly registered company will automatically constitute “good reason” unless, as a result thereof, there is a material reduction, without the executive’s consent, of the nature and scope of the executive’s authorities, powers, functions or duties);

•	a reduction in the executive’s compensation (including base salary or target bonus opportunity);

•	an office relocation resulting in a commute that is more than 75 miles from the executive’s residence or more than 120% (in miles) of the executive’s prior commute, whichever is greater; or

•	our material breach of the executive’s employment letter agreement that is not cured within 30 days after written notice to us.

If any payments or distributions due to any of the executives in connection with a change in control of us would be subject to the excise tax imposed by Section 4999 of the Code, the executive will receive either the full amount of the severance payments or a reduced amount such that no excise tax is payable, whichever is more favorable to the executive.

Mark L. Wabschall

In July 2009, Mr. Wabschall resigned as Executive Vice President, Chief Financial Officer and Treasurer. We entered into a Separation Agreement and Release with Mr. Wabschall pursuant to which Mr. Wabschall would provide transitional consulting services to us for a period of three months.

Other Employment Arrangements

Messrs. Lowrey and Krone and Ms. Parent have each entered into a non-competition agreement with us as a condition of their employment. Under the non-competition agreements, the executives are bound by obligations of confidentiality during the term of their employment and thereafter. The non-competition agreements also require each of the executives to abide by restrictive covenants relating to non-solicitation and non-competition during the term of their employment and for a period of 12 months following termination of their employment.

Except as described above and under “Potential Payments Upon Termination or Change in Control,” employment for our executive officers is “at will” and for no set term.

Payments Upon Termination or Change in Control

The following table sets forth information concerning the payments that would be received by each named executive officer upon a termination of employment (including by reason of death or disability) or a change in control. The table assumes:

•	the termination and/or change in control took place on December 31, 2009; and

•

all options were cancelled in exchange for the right to receive, for each share subject to the option, the excess of $7.78 (the fair market value of our common stock on December 31, 2009) over the exercise price of the option.

Name	Benefit	Termination Without Cause or for Good Reason	Termination Upon Death or Disability	Termination for Cause	Termination Immediately Following a Change in Control Without Cause or for Good Reason	Change in Control
Kevin T. Parker	Severance Payment	$2,120,000	$1,590,000	$—	$2,120,000	$—
	Payment for Equity
	—Vested Equity	2,837,455	2,837,455	—	2,837,455	2,837,455
	—Unvested Equity	1,167,000	1,167,000	—	1,167,000	1,167,000
	Continued Medical	24,070	24,070	—	24,070	—
	Total	$6,148,525	$5,618,525	$—	$6,148,525	$4,004,455
Richard P. Lowrey	Severance Payment	$162,500	$—	$—	$787,500	$—
	Payment for Equity
	—Vested Equity		971,849	—	971,849	971,849
	—Unvested Equity	—	—	—	387,366	—
	Continued Medical	16,047	—	—	24,070	—
	Total	$178,547	$971,849	$—	$2,170,784	$971,849
Carolyn J. Parent	Severance Payment	$162,500	$—	$—	$825,000	$—
	Payment for Equity
	—Vested Equity	36,955	36,955	—	36,955	36,955
	—Unvested Equity	—	—		429,845	—
	Continued Medical	16,047	—	—	24,070	—
	Total	$215,502	$36,955	$—	$1,315,870	$36,955
Michael L. Krone	Severance Payment	$137,500	$—	$—	$585,000	$—
	Payment for Equity
	—Vested Equity	—	—	—	—	—
	—Unvested Equity	—	—	—	466,800	—
	Continued Medical	16,047	—	—	24,070	—

	Total	$181,607	$15,560	$—	$1,075,870	$—

Note:	Mr. Wabschall was not eligible for any change in control payments as he ceased to be employed by us prior to December 31, 2009. Mr. Wabschall was paid $36,500 for consulting services provided following his resignation.

In addition, Mr. Parker would be entitled to the payments set forth above in the column “Termination Without Cause or for Good Reason” if his employment were terminated by us upon expiration of his term of employment after giving notice that his term would not be extended.

Limitations of Liability and Indemnification Matters

Our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director, except for liabilities arising from:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of any law;

•	authorizing illegal dividends or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide that we will fully indemnify any person who was or is a party, or is threatened to be made a party, or is involved in any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that the person is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred or suffered by the person in connection with the action, suit or proceeding. Delaware law also provides that indemnification permitted under law is not to be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

We are authorized to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have obtained liability insurance for our officers and directors.

Compensation Committee Interlocks and Insider Participation

During 2009, our Board of Directors or our Compensation Committee determined the compensation of our executive officers. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

During 2009, our Compensation Committee was comprised of Ms. Caldwell, Ms. deLaski and Messrs. Kampf and Singh. No other person served as a member of the Compensation Committee during 2009.

Compensation Committee Report

The Compensation Committee oversees Deltek’s compensation policies, plans and benefit programs. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation

Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2009.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors

Alok Singh (Chair)

Kathleen deLaski

Nanci E. Caldwell

Joseph M. Kampf

Compensation of Directors

Compensation for 2009

The following table provides information concerning the compensation paid by us to each of our non-employee directors for 2009.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	Total ($)
Michael B. Ajouz	—	—	—
Nanci E. Caldwell	60,000	29,036	89,036
Kathleen deLaski	55,000	29,036	84,036
Joseph M. Kampf	55,000	29,036	84,036
Steven B. Klinsky	—	—	—
Thomas M. Manley	70,000	29,036	99,036
Albert A. Notini	50,000	29,036	79,036
Janet R. Perna	55,000	29,036	84,036
Alok Singh	—	—	—

(1)	Reflects the grant date fair value of equity awards granted during 2009, calculated in a manner consistent with the FASB ASC Topic 718. The assumptions used in the valuation are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K that was filed on March 15, 2010.
(2)	In 2009, each of our non-employee directors received the following options to purchase shares of our common stock (directors affiliated with the New Mountain Funds do not receive equity grants), all of which vest 100% on the one-year anniversary of the option grant date:

Name	Grant Date	Number of Shares	Exercise Price Per Share ($)	Grant Date Fair Value ($) (a)
Nanci E. Caldwell	01/02/2009	7,500	$4.86	23,095
	05/04/2009	2,500	3.70	5,941
Kathleen deLaski	01/02/2009	7,500	$4.86	23,095
	05/04/2009	2,500	3.70	5,941
Joseph M. Kampf	01/02/2009	7,500	$4.86	23,095
	05/04/2009	2,500	3.70	5,941

Thomas M. Manley	01/02/2009	7,500	$4.86	23,095
	05/04/2009	2,500	3.70	5,941
Albert A. Notini	01/02/2009	7,500	$4.86	23,095
	05/04/2009	2,500	3.70	5,941
Janet R. Perna	01/02/2009	7,500	$4.86	23,095
	05/04/2009	2,500	3.70	5,941

(a)	Reflects the grant date fair value of equity awards granted during 2009, calculated in a manner consistent with the FASB ASC Topic 718. The assumptions used in the valuation are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K that was filed on March 15, 2010.
(3)	As of December 31, 2009, the aggregate number of shares underlying options outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares
Michael B. Ajouz	—
Nanci E. Caldwell	72,700
Kathleen deLaski	75,177
Joseph M. Kampf	80,735
Steven B. Klinsky	—
Thomas M. Manley	30,000
Albert A. Notini	72,700
Janet R. Perna	66,921
Alok Singh	—

The following table sets forth the outstanding equity awards held by non-employee directors at December 31, 2009.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exerciseable	Number of Securities Underlying Unexercised Options (#) Unexerciseable	Option Exercise Price $	Vesting Schedule
Nanci E. Caldwell	08/02/2005	27,700	0	3.61	25% per year beginning on 08/02/2006
	02/21/2007	10,000	10,000	13.10	25% per year beginning on 02/21/2008
	02/21/2007	7,500	0	13.10	100% on 02/21/2008
	01/01/2008	7,500	0	15.23	100% on 01/01/2009
	01/02/2009	0	7,500	4.86	100% on 01/2/2010
	05/04/2009	0	2,500	3.70	100% on 05/04/2010
Kathleen deLaski	06/02/2006	18,850	9,425	9.00	25% per year beginning on 06/02/2007
	12/04/2006	5,268	2,634	11.48	25% per year beginning on 06/02/2007
	01/19/2007	7,000	7,000	12.24	25% per year beginning on 01/19/2008
	02/21/2007	7,500	0	13.10	100% on 02/21/2008
	01/01/2008	7,500	0	15.23	100% on 01/01/2009
	01/02/2009	0	7,500	4.86	100% on 01/2/2010
	05/04/2009	0	2,500	3.70	100% on 05/4/2010

Joseph M. Kampf	06/02/2006	28,275	9,425	9.00	25% per year beginning on 06/02/2007
	12/04/2006	7,901	2,634	11.48	25% per year beginning on 06/02/2007
	01/19/2007	3,750	3,750	12.24	25% per year beginning on 01/19/2008
	02/21/2007	7,500	0	13.10	100% on 02/21/2008
	01/01/2008	7,500	0	15.23	100% on 01/01/2009
	01/02/2009	0	7,500	4.86	100% on 01/2/2010
	05/04/2009	0	2,500	3.70	100% on 05/04/2010
Thomas M. Manley	08/13/2008	5,000	15,000	7.40	25% per year beginning on 08/13/2009
	01/02/2009	0	7,500	4.86	100% on 01/02/2010
	05/04/2009	0	2,500	3.70	100% on 05/04/2010
Albert A. Notini	08/02/2005	27,700	0	3.61	25% per year beginning on 08/02/2006
	02/21/2007	10,000	10,000	13.10	25% per year beginning on 02/21/2008
	02/21/2007	7,500	0	13.10	100% on 02/21/2008
	01/01/2008	7,500	0	15.23	100% on 01/01/2009
	01/02/2009	0	7,500	4.86	100% on 01/02/2010
	05/04/2009	0	2,500	3.70	100% on 05/04/2010
Janet R. Perna	06/02/2006	18,961	9,425	9.00	25% per year beginning on 06/02/2007
	12/04/2006	7,901	2,634	11.48	25% per year beginning on 06/02/2007
	01/19/2007	1,500	1,500	12.24	25% per year beginning on 01/19/2008
	02/21/2007	7,500	0	13.10	100% on 02/21/2008
	01/01/2008	7,500	0	15.23	100% on 01/01/2009
	01/02/2009	0	7,500	4.86	100% on 01/02/2010
	05/04/2009	0	2,500	3.70	100% on 05/04/2010

Standard Director Compensation Arrangements

Each director who is neither an officer nor an employee of us and is not affiliated with New Mountain Capital will receive an annual retainer of $50,000 and an annual retainer of $5,000 for service on each committee. An annual retainer of $10,000 is payable to the Compensation Committee chair in lieu of the $5,000 committee fee. An annual retainer of $20,000 is payable to the Audit Committee chair in lieu of the $5,000 committee fee. All retainers are paid quarterly and in cash.

The following table provides information regarding the amount of annual cash fees payable to non-affiliate directors in 2009 and 2010.

Position	2009 Fees ($)	2010 Fees ($)
Member of the Board of Directors	50,000	50,000
Lead Director	—	—
Audit Committee:
Chair	20,000	20,000
Member	5,000	5,000
Compensation Committee:
Chair	10,000	10,000
Member	5,000	5,000

Equity Compensation

Our directors receive an initial grant of 20,000 options that vest 25% per year upon initial election as a director. Prior to May 4, 2009, a director received an annual stock option grant of 7,500 options on the first business day of each calendar year that vest 100% on the first anniversary of the date of grant. Effective May 4, 2009, the annual stock option grant was increased to 10,000 options with the terms of vesting remaining the same. Options granted have a per share exercise price equal to the fair value of a share of our common stock underlying our options at the time of grant.

OWNERSHIP OF SECURITIES

The following table sets forth certain information regarding the beneficial ownership of Deltek’s common stock (as of August 13, 2010, unless otherwise indicated) for the following:

•	each person (or group of affiliated persons) who is known by us to beneficially own 5% or more of the outstanding shares of our common stock;

•	each of our non-employee directors;

•	each of our current executive officers named in the Summary Compensation Table of this proxy statement; and

•	all directors and current executive officers of Deltek as a group.

Each of our stockholders who was a stockholder prior to our initial public offering is a party to a shareholder agreement with us. Pursuant to these agreements if, among other things, the New Mountain Funds propose to sell all, or any portion of their shares of our common stock in a transaction and if stockholder approval is required for the transactions, certain of our stockholders are required to vote their shares of our common stock in favor of the transaction. There is also an investor rights agreement among certain stockholders listed below requiring them to vote for director nominees nominated by the New Mountain Funds and by the deLaski stockholders under various circumstances. Accordingly, these persons may be deemed to be members of a group, and, as of August 13, 2010, the New Mountain Funds would be deemed to beneficially own all of the shares of common stock beneficially held by these persons for purposes of Section 13 of the Exchange Act, or approximately 47,500,000 shares of common stock (approximately 70% of the dispositive power of our common stock). The table below represents the number of shares owned by each disclosed stockholder but without taking into account that certain stockholders may be part of a group under the shareholder agreements.

	Shares Beneficially Owned (2)	Percentage Beneficially Owned (2)
5% Stockholders, Directors and Officers (1)
5% Stockholders:
New Mountain Partners II, L.P. (3)(4)	37,318,811	55.2%
New Mountain Affiliated Investors II, L.P. (3)(4)	648,306	* %
Allegheny New Mountain Partners, L.P. (3)(4)	2,877,257	4.2%
Kenneth E. deLaski (5)	4,829,821	7.1%
Brown Brothers Harriman and Co. (6)	3,509,260	5.2%
Non-Employee Directors:
Nanci E. Caldwell (7)	96,347	*
Joseph M. Kampf (9)	125,525	*
Steven B. Klinsky (3)(4)	40,844,374	60.5%
Thomas M. Manley (10)	20,000	*
Albert A. Notini (11)	95,342	*
Janet R. Perna (12)	77,281	*
Alok Singh (3)(4)	—	—
Edward Grubb (8)	175,937	*

	Shares Beneficially Owned (2)	Percentage Beneficially Owned (2)
Named Executive Officers:
Kevin T. Parker (13)	1,480,528	2.2%
Carolyn J. Parent (14)	344,451	*
Richard P. Lowrey (15)	468,781	*
Michael L. Krone (16)	109,600	*
All directors and current executive officers as a group (21 persons) (17)	4,366,425	6.5%

*	Represents less than 1% of total shares issued and outstanding.
(1)	Unless otherwise indicated in the table, the address for each listed person is c/o Deltek, Inc., 13880 Dulles Corner Lane, Herndon, Virginia 20171.
(2)	The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of August 13, 2010, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage beneficially owned is based on 67,553,706 shares of common stock outstanding on August 13, 2010.
(3)	The general partner of each of New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P. is New Mountain Investments II, L.L.C., a Delaware limited liability company, and the manager of each of the New Mountain Funds is New Mountain Capital, L.L.C., a Delaware limited liability company. Steven B. Klinsky is the managing member of, and Michael B. Ajouz and Alok Singh are members of, New Mountain Investments II, L.L.C., and Mr. Klinsky is the sole member and Chief Executive Officer of, and Messrs. Ajouz and Singh are managing directors of New Mountain Capital, L.L.C. New Mountain Investments II, L.L.C. has decision making power over the disposition and voting of shares of portfolio investments of each of the New Mountain Funds. New Mountain Capital, L.L.C. also has voting power over the shares of portfolio investments of the New Mountain Funds. Mr. Klinsky, as the managing member of New Mountain Investments II, L.L.C., has voting and investment power over the shares held by New Mountain Investments II, L.L.C. Because New Mountain Investments II, L.L.C. has decision making power over the New Mountain Funds, and New Mountain Capital, L.L.C. has voting power over the shares of portfolio investments of the New Mountain Funds, Mr. Klinsky may be deemed to beneficially own the shares that the funds hold of record or may be deemed to beneficially own. Messrs. Klinsky, Ajouz and Singh, New Mountain Partners II, L.L.C. and New Mountain Capital, L.L.C. expressly disclaim beneficial ownership of these shares. The address of each of the foregoing is c/o New Mountain Capital, L.L.C., 787 Seventh Avenue, 49th Floor, New York, New York 10019.
(4)	New Mountain Partners, New Mountain Affiliated and Allegheny New Mountain collectively own all of the issued and outstanding shares of our Class A common stock.
(5)	Shares beneficially owned by Mr. deLaski include shares held by the trusts for the benefit of certain family members. Mr. deLaski exercises voting and/or dispositive power over these shares. Mr. deLaski is our former Chief Executive Officer and a former director of the Company.

(6)	Beneficial ownership is as of December 31, 2009, based on a Schedule 13G that was filed on February 12, 2009 with the SEC by Brown Brothers Harriman & Co., 1818 Masters Partners, Ltd., Richard H. Witmer and Timothy E. Hartch. Brown Brothers Harriman and Co. beneficially owns 3,375,538 shares of common stock, for which it has sole voting or dispositive power as to no shares and shared voting or dispositive power as to 3,375,538 shares. 1818 Masters Partners, Ltd. beneficially owns 3,375,538 shares of common stock, for which it has sole voting or dispositive power as to no shares and shared voting or dispositive power as to 3,375,538 shares. Richard H. Witmer beneficially owns 3,509,260 shares of common stock, for which he has sole voting or dispositive power as to 133,722 shares and shared voting or dispositive power as to 3,375,538 shares. Timothy E. Hartch beneficially owns 3,375,538 shares of common stock, for which he has sole voting or dispositive power as to no shares and shared voting or dispositive power as to 3,375,538 shares. Brown Brothers Harriman & Co., through Richard H. Witmer and Timothy E. Hartch, have voting power (including the power to vote or direct the vote) and investment power (including the power to dispose or to direct the disposition) with respect to all investments of 1818 Masters Partners, Ltd. The address of Brown Brothers Harriman & Co. on behalf of itself and 1818 Masters, Ltd., Richard H. Witmer and Timothy E. Hartch is 140 Broadway, New York, NY 10005.
(7)	Includes options to acquire 67,700 shares of our common stock which are exercisable within 60 days of August 13, 2010. Ms. Caldwell is a member of our Board.
(8)	Includes 81,760 shares held jointly by Mr. Grubb and Ms. deLaski, a former member of our Board, the wife of Mr. Grubb, the sister of Kenneth E. deLaski and the daughter of Donald deLaski. Also includes 40,000 shares held by Ms. deLaski and options held by Ms. deLaski to acquire 54,177 shares of our common stock which are exercisable within 60 days of August 13, 2010.
(9)	Includes options to acquire 78,860 shares of our common stock which are exercisable within 60 days of August 13, 2010. Mr. Kampf is a member of our Board.
(10)	Includes options to acquire 20,000 shares of our common stock which are exercisable within 60 days of August 13, 2010. Mr. Manley is a member of our Board.
(11)	Includes options to acquire 67,700 shares of our common stock which are exercisable within 60 days of August 13, 2010. Mr. Notini is a member of our Board and is the Chief Executive Officer and Chairman of the Board of Directors of Apptis, Inc., a portfolio company of New Mountain Capital.
(12)	Includes options to acquire 77,281 shares of our common stock which are exercisable within 60 days of August 13, 2010. Ms. Perna is a member of our Board.
(13)	Includes 78,947 shares held by the Kevin T. Parker Family Trust (2007). Mr. Parker’s spouse is the trustee of this trust. Also includes options to acquire 966,178 shares of our common stock which are exercisable within 60 days of August 13, 2010. Mr. Parker is our Chairman of the Board, President and Chief Executive Officer.
(14)	Includes options to acquire 208,832 shares of our common stock which are exercisable within 60 days of August 13, 2010. Ms. Parent is our Executive Vice President of Worldwide Sales.
(15)	Includes options to acquire 348,405 shares of our common stock which are exercisable within 60 days of August 13, 2010. Mr. Lowrey is our Executive Vice President of Products and Strategy.
(16)	Includes options to acquire 12,500 shares of our common stock which are exercisable within 60 days of August 13, 2010. Mr. Krone is our Senior Vice President, Corporate Controller and Assistant Treasurer.
(17)	Includes options to acquire 2,546,913 shares of our common stock which are exercisable within 60 days of August 13, 2010. Mark L. Wabschall, our former Executive Vice President, Chief Financial Officer and Treasurer as of July 29, 2009, did not beneficially own any shares of our common stock. Excludes shares held of record by the New Mountain Funds. See footnote 3 above.

MISCELLANEOUS AND OTHER MATTERS

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington DC, 20549. You can obtain information about the operations of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. General information about us, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, is available free of charge through our website at http://www.deltek.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on our website is not incorporated into this Information Statement or our other securities filings and is not a part of these filings.

All information concerning the Company contained in this Information Statement has been furnished by the Company. No person is authorized to make any representation with respect to the matters described in this Information Statement other than those contained in this Information Statement and if given or made must not be relied upon as having been authorized by the Company or any other person.

The Company has not authorized anyone to give any information or make any representation about the Company that is different from, or in addition to, that contained in this Information Statement. Therefore, if anyone gives you such information, you should not rely on it. This Information Statement is dated August 31, 2010. You should not assume that the information contained in this document is accurate as of any other date unless the information specifically indicates that another date applies.

Notice

THE NEW MOUNTAIN FUNDS THAT CONSENTED TO THE ACTIONS DESCRIBED HEREIN OWN IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO CONSENT TO THESE ACTIONS UNDER THE DELAWARE GENERAL CORPORATION LAW, AND HAVE DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors,

Kevin T. Parker
Chairman, President and Chief Executive Officer

Dated: August 31, 2010

Herndon, Virginia

Appendix A

DELTEK, INC.

AMENDED AND RESTATED 2007 STOCK INCENTIVE AND AWARD PLAN

Adopted by the Board of Directors: August 12 2010

Approved by the Stockholders: August 25, 2010

DELTEK, INC.

AMENDED AND RESTATED 2007 STOCK INCENTIVE AND AWARD PLAN

DELTEK, INC.

AMENDED AND RESTATED 2007 STOCK INCENTIVE AND AWARD PLAN

1. Purpose.

Deltek, Inc., a Delaware corporation (the “Company”), maintains the Deltek, Inc. 2007 Stock Incentive and Award Plan, which is amended and restated herein and which shall hereafter be known as the Deltek, Inc. Amended and Restated 2007 Stock Incentive and Award Plan (the “Plan”). The purpose of the Plan is to strengthen the Company by providing an incentive to the employees, officers, consultants and directors of the Company and its Subsidiaries and thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprises. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers, consultants and directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Dividend Equivalent Rights, Performance Units, Performance Shares, Performance-Based Restricted Stock, Share Awards, Phantom Stock and Cash Incentive Awards (as each term is herein defined).

2. Definitions.

For purposes of the Plan, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with, such Person.

“Agreement” means the written agreement, including an electronic writing acceptable to the Committee in its discretion, between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

“Award” means a Stock-Based Award or a Cash Incentive Award.

“Board” means the Board of Directors of the Company.

“Cash Incentive Award” means the right granted to an Eligible Individual to receive a payment of cash pursuant to Section 10.3.

“Change in Capitalization” means any increase or reduction in the number of Shares, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or other, similar transaction or event.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, or a subcommittee thereof, which shall administer the Plan and perform the functions set forth herein; provided, that, if there is no Compensation Committee of the Board, or if the Board determines that the Compensation Committee shall not be the Committee, then the Committee shall be the Board or such Directors as are appointed to the Committee by the Board.

“Company” means Deltek, Inc., a Delaware corporation, and shall include any successor thereto by merger, consolidation, acquisition of substantially all the assets thereof, or otherwise.

“Director” means a director of the Company.

“Dividend Equivalent Right” means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

“Division” means any of the operating units or divisions of the Company or any Subsidiary designated as a Division by the Committee.

“Effective Date” means September 20, 2010.

“Eligible Individual” means any of the following individuals who is designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein: (i) any director, officer or employee of the Company or a Subsidiary, (ii) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment or (iii) any consultant or advisor of the Company or a Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any date means (i) the closing price at the end of normal market hours of the Shares on such date as quoted on the National Association of Securities Dealers Automated Quotation System (the “Nasdaq”), (ii) if the Shares are not quoted on the Nasdaq but are listed for trading on the New York Stock Exchange (the “NYSE”) or other national securities exchange, the closing price at the close of the primary trading session of the Shares on such date on the NYSE (or, if the Shares are not listed for trading on the NYSE, on such other exchange) or (iii) if there is no such closing price for such date on the Nasdaq, the NYSE or other national exchange, the fair market value of the Shares as determined in good faith by the Committee (and, if applicable, in accordance with Sections 409A and 422 of the Code).

“Grantee” means a person to whom an Award has been granted under the Plan.

“Inception Date” means April 11, 2007.

“Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

“Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

“Non-Employee Director” means a director of the Company who is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

“Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means a Nonqualified Stock Option or an Incentive Stock Option.

“Optionee” means a person to whom an Option has been granted under the Plan.

“Outside Director” means a director of the Company who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

“Parent” means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

“Performance Awards” means Performance Units, Performance Shares, Performance-Based Restricted Stock, Cash Incentive Awards or any or all of them.

“Performance-Based Compensation” means any Option or Award that is intended to constitute “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

“Performance-Based Restricted Stock” means Shares of Restricted Stock issued or transferred to an Eligible Individual under Section 10.2.

“Performance Cycle” means a time period of not less than one year as specified by the Committee at the time Performance Awards or Cash Incentive Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

“Performance Objectives” has the meaning set forth in Section 10.4.

“Performance Shares” means Shares issued or transferred to an Eligible Individual under Section 10.1.

“Performance Units” means Performance Units granted to an Eligible Individual under Section 10.1.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Phantom Stock” means a right granted to an Eligible Individual under Section 11.2 representing a number of hypothetical Shares.

“Plan” means the Deltek, Inc. 2007 Stock Incentive and Award Plan, as amended and restated from time to time.

“Restricted Stock” means Shares issued or transferred to an Eligible Individual pursuant to Section 9.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Award” means an Award of Shares granted pursuant to Section 11.1.

“Shares” means the common stock, par value $0.001 per share, of the Company and any other securities into which such shares are changed or converted or for which such shares are exchanged.

“Stock Appreciation Right” means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 7 hereof.

“Stock-Based Award” means a grant of Restricted Stock, Phantom Stock, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right, a Share Award or any or all of them.

“Subsidiary” means (i) except as provided in subsection (ii) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company, and (ii) in relation to the eligibility to receive Options or Awards other than Incentive Stock Options and continued employment or service for purposes of Options and Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns 50% or more of the outstanding equity or other ownership interests.

“Taxable Event” has the meaning set forth in Section 20.2.

“Ten-Percent Stockholder” means an Eligible Individual who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

“Withholding Taxes” has the meaning set forth in Section 20.2.

3. Administration.

3.1. The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least two Directors and may consist of the entire Board; provided, however, that (a) if the Committee consists of less than the entire Board, then, with respect to any Option or Award granted to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two Directors, each of whom shall be a Non-Employee Director, and (b) to the extent necessary for any Option or Award intended to qualify as Performance-Based Compensation to so qualify, the Committee shall consist of at least two Directors, each of whom shall be an Outside Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Non-Employee Director and/or an Outside Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting. A quorum shall consist of not fewer than two members of the Committee and a majority of a quorum may authorize any action. Subject to applicable law, the Committee may delegate its authority under the Plan to any other person or persons. In addition, the Board may, in its sole discretion, permit the Chief Executive Officer of the Company to exercise the authority granted to the Committee pursuant to Sections 3.3(a) and (b) with respect to other Eligible Individuals (other than Eligible Individuals subject to Section 16 of the Exchange Act or receiving compensation subject to Section 162(m) of the Code), subject to such limitations as imposed by the Committee in its discretion and, subject to compliance with Section 157(c) of the Delaware General Corporation Law, as amended from time to time.

3.2. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

3.3. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

(a) determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Option, including the exercise price per Share, the vesting schedule and the duration of each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

(b) select those Eligible Individuals to whom Stock-Based Awards and/or Cash Incentive Awards shall be granted under the Plan and to determine the number of Shares in respect of which each Stock-Based Award is granted, the terms and conditions (which need not be identical) of each such Award, and make any amendment or modification to any Agreement consistent with the terms of the Plan;

(c) to construe and interpret the Plan and the Options and Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan complies with Rule 16b-3 under the Exchange Act, Sections162(m) and 409A of the Code (to the extent applicable) and other applicable law, and otherwise to make the Plan fully effective;

(d) to make such adjustments to the Options and Awards as are required by Section 13;

(e) to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

(f) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(g) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

All decisions and determinations by the Committee in the exercise of the foregoing powers shall be final, binding and conclusive upon the Company, each Subsidiary, the Optionees and Grantees, and all other persons having or claiming any interest under the Plan or any Option or Award granted hereunder.

3.4. Notwithstanding anything herein to the contrary, the Committee may determine the terms and conditions of Options and Awards and make such adjustments to the terms thereof and to the Plan as are necessary or advisable to fulfill the purposes of the Plan taking into account matters of local law or practice, including tax and securities laws of the individual States and of jurisdictions outside the United States. Any such adjustments to the Plan shall be evidenced by one or more written supplements to the Plan.

4. Stock Subject to the Plan; Grant Limitations.

4.1. Number of Shares Authorized for Issuance.

(a) The Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Company and held by it as treasury shares. Subject to any adjustment as provided in the Plan, aggregate number of Shares that may be made the subject of Awards or Options granted under the Plan on or after the Effective Date shall be an amount equal to (i) the sum of (A) the initial 1,840,000 Shares reserved for such Awards and Options as of the Inception Date in 2007, plus (B) the aggregate number of Shares by which the Share reserve for the Plan was increased automatically on January 1st of each of calendar years 2008, 2009 and 2010, in each case by an amount equal to 3% of the total number of Shares issued and outstanding on December 31st of the immediately preceding calendar year, plus (C) 1,140,000 additional Shares to be reserved for the Plan as of the Effective Date, minus (ii) the sum of (X) the aggregate number of Shares that have been made the subject of Awards or Options under the Plan and which Awards or Options are outstanding as of the day immediately preceding the Effective Date (calculated as set forth in Section 4.2), plus (Y) the aggregate number of Shares that have been issued pursuant to Awards or Options that were granted under the Plan prior to the Effective Date and which Shares are not subject to forfeiture as of the Effective Date. In addition, prior to the termination of the Plan in accordance with Section 16.1, the aggregate number of Shares reserved and available for grant and issuance pursuant to the Plan shall be increased automatically on January 1st of each year commencing on January 1, 2011, in an amount equal to 3% of the total number of Shares of the Company issued and outstanding on December 31st of the immediately preceding calendar year; provided, that the Board may in its sole discretion reduce the amount of the increase in any particular year. In no event may more than 7,500,000 Shares be issued under Incentive Stock Options granted under the Plan on or after the Inception Date (adjusted as set forth in Section 4.2).

(b) On and after the Effective Date and subject to any adjustment as provided in the Plan:

(i) the number of Shares that may be made the subject of Options and Stock Appreciation Rights granted to an Eligible Individual in any calendar year may not exceed 1,500,000 Shares (with such limit to be applied separately to each type of Award);

(ii) the number of Shares that may be made the subject of Performance Shares or Performance-Based Restricted Stock granted to an Eligible Individual in any calendar year may not exceed 1,500,000 Shares (with such limit to be applied separately to each type of Award);

(iii) the dollar amount of cash that may be made the subject of Performance Units granted to an Eligible Individual in any calendar year may not exceed $1,500,000; and

(iv) the dollar amount of cash that may be made the subject of Cash Incentive Awards granted to an Eligible Individual in any calendar year may not exceed $5,000,000;

provided, however, that each of the limitations set forth above in this Section 4.1(b) shall be multiplied by two when applied to Options or Awards granted to any Eligible Individual during the calendar year that such individual first commences service with the Company or a Subsidiary; and provided, further, that the limitations set forth above in this Section 4.1(b) shall be multiplied by the number of calendar years over which the applicable Performance Cycle spans (in whole or in part) when applied to Performance Awards. The limitations set forth in this Section 4.1(b) shall not be adjusted to effect a restoration of Shares with respect to which the related Option or Award is terminated, surrendered or canceled.

4.2. Calculating Shares Available under the Plan.

(a) Upon the granting of an Option or an Award, the number of Shares available under Section 4.1 for the granting of further Options and Awards shall be reduced as follows:

(i) In connection with the granting of an Option or an Award (other than the granting of (A) Performance Units, (B) Cash Incentive Awards, (C) Dividend Equivalent Rights or (D) other Awards payable in cash), the number of Shares shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated.

(ii) In connection with the granting of a Performance Unit, the number of Shares shall initially be reduced by an amount equal to the quotient of (A) the dollar amount in which the Performance Unit is denominated divided by (B) the Fair Market Value of a Share on the date the Performance Unit is granted, with a corresponding adjustment if the Performance Unit is ultimately settled in whole or in part in a greater or lesser number of Shares.

(iii) In connection with the granting of a Dividend Equivalent or a Cash Incentive Award, the number of Shares available under Section 4.1 shall not be reduced; provided, however, that if Shares are issued in settlement of such an Award, the number of Shares available for the granting of further Options and Awards under Section 4.1 shall be reduced by the number of Shares so issued.

(iv) If any Option is exercised (A) by tendering Shares, either actually or by attestation, to the Company as full or partial payment of the exercise price or (B) by the Company reducing the number of Shares to be issued upon exercise of such Option in full or partial payment of the exercise price, the number of Shares available for the granting of further Options and Awards under Section 4.1 shall be increased by the number of Shares so tendered or by the amount of such reduction.

(v) If Shares subject to any Option or Award are retained by the Company in satisfaction of any Withholding Taxes payable by an Optionee or Grantee, then the number of Shares available for the granting of further Options and Awards under Section 4.1 shall be increased by the number of Shares so retained.

(b) Notwithstanding Section 4.2(a), in the event that an Award is granted that, pursuant to the terms of an Agreement, cannot be settled in Shares, the aggregate number of Shares that may be the subject of Options or Awards granted under the Plan shall not be reduced to reflect such Award. Whenever any outstanding Option or Award or portion thereof expires, is cancelled or forfeited, is settled in cash or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, cancelled, forfeited, settled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder. In addition, upon settlement of a Stock Appreciation Right in Shares, the excess of the number of Shares subject to the Stock Appreciation Right over the number of Shares issued in settlement of the Stock Appreciation Right may again be the subject of Options or Awards granted hereunder.

5. Option Grants for Eligible Individuals.

5.1. Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to such Eligible Individuals shall be set forth in an Agreement. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or a Subsidiary.

5.2. Exercise Price. The purchase price per Share under each Option shall be determined by the Committee and set forth in the Agreement but shall not be less than the Fair Market Value of a Share on the date of grant (110% of Fair Market Value in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

5.3. Maximum Duration. Options shall not be exercisable after the expiration of ten years from the date of grant (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). The term of an Option shall be set forth in the Agreement evidencing such Option. To the extent permitted by applicable law, the Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

5.4. Vesting. Each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

5.5. Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.5) are exercisable by an Optionee for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.

6. Terms and Conditions Applicable to All Options.

6.1. No Sale or Transfer. Except to the extent permitted by the Committee with respect to Nonqualified Stock Options, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution or, in the case of an Option other than an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of an Optionee only by the Optionee or his or her guardian or legal representative.

6.2. Manner of Exercise and Payment. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, or by such other means of delivery as the Committee may permit in its sole discretion, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted; provided, however, that Options may not be exercised by an Optionee for six months following a hardship distribution to the Optionee, to the extent such exercise is prohibited under Treasury Regulation Section 1.401(k)-1(d)(3)(iv)(C)(4). The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid, in any of the following forms (or any combination thereof): (a) cash, (b) the transfer, either actually or by attestation, to the Company of Shares, such transfer to be upon such terms and conditions as determined by the Committee, (c) if approved by the Committee, a reduction by the Company in the number of Shares to be issued upon such exercise having a Fair Market Value on the date of exercise equal to the aggregate exercise price payable, (d) such other cashless exercise procedures approved by the Committee (including through the use of a cashless exercise program with a registered broker-dealer approved by the Committee) or (e) a combination of the foregoing; provided, however, that the Committee may determine that the exercise price of an Option shall be paid only in cash. Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded down to the nearest number of whole Shares. Notwithstanding anything in this Plan to the contrary, an Option may be exercised in accordance with the arrangements and procedures provided in this Section 6.2 only to the extent such arrangements or procedures comply with Section 13(k) of the Exchange Act and other applicable laws, rules and regulations.

6.3. Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares to the Optionee, and (c) the Optionee’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the Agreement.

7. Stock Appreciation Rights.

7.1. Grant of Stock Appreciation Rights. The Committee may in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 7, be subject to the same terms and conditions as the related Option.

7.2. Time of Grant. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

7.3. Stock Appreciation Right Granted in Connection With an Option.

(a) Exercise. A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable and will not be transferable except to the extent the related Option is transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the exercise price specified in the related Incentive Stock Option Agreement.

(b) Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount of cash or a number of Shares determined by multiplying (i) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the per Share exercise price under the related Option, by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(c) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be cancelled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be cancelled to the extent of the number of Shares as to which the Option is exercised or surrendered.

7.4. Stock Appreciation Right Unrelated to an Option. The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount of cash or a number of Shares determined by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (b) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

7.5. No Sale or Transfer. The Grantee shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of a Stock Appreciation Right or any portion thereof.

7.6. Manner of Exercise. The exercise of Stock Appreciation Rights shall be made only by delivery of written notice to the Company. Such notice shall state that the Grantee is electing to exercise the Stock Appreciation Right, shall set forth the number of Shares in respect of which the Stock Appreciation Right is being exercised and shall be signed by the Grantee or, where applicable, by the Grantee’s legal representative.

7.7. Form of Payment. Payment of the amount determined under Section 7.3(b) or 7.4 may be made in whole Shares in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. Such form of payment shall be determined by the Committee and set forth in the Agreement evidencing the Stock Appreciation Right. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

8. Dividend Equivalent Rights.

Dividend Equivalent Rights may be granted to Eligible Individuals in tandem with an Option or Award or as a separate Award. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option or Award to which the Dividend Equivalent Rights relate. In the event that any portion of the amount payable in respect of Dividend Equivalent Rights is to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments, in each case as determined by the Committee.

9. Restricted Stock.

9.1. Grant. The Committee may grant Awards of Restricted Stock to Eligible Individuals, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates during the period of restriction. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 9.

9.2. Rights of Grantee. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award, or any documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with the Company as escrow agent (or other escrow agent designated by the Committee). Except to the extent set forth in an Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

9.3. No Sale or Transfer. Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 9.4, the Grantee shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of the Shares of Restricted Stock.

9.4. Lapse of Restrictions. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions. Such restrictions may, in the discretion of the Committee, be contingent on future employment or services, the satisfaction of performance-related goals, or a combination of the foregoing.

9.5. Treatment of Dividends. At the time an Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (a) deferred until the lapsing of the restrictions imposed upon such Shares and (b) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

9.6. Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Company may maintain the shares in book-entry form; provided, however, that if the Grantee so requests, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

10. Performance Awards.

10.1. Performance Units and Performance Shares. The Committee, in its discretion, may grant Awards of Performance Units and/or Performance Shares to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement.

(a) Performance Units. Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within a specified Performance Cycle, represent the right to receive payment as provided in Sections 10.1(c) and (d) of the specified dollar amount or a percentage (which may be more than

100%) of the specified dollar amount depending on the level of Performance Objective attained; provided, however, that the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the dollar amount of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

(b) Performance Shares. Performance Shares shall be denominated in Shares and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, each Performance Share represents the right to receive payment as provided in Sections 10.1(c) and (d) of the Fair Market Value of a Share on the date the Performance Share was granted, the date the Performance Share became vested or any other date specified by the Committee or a percentage (which may be more than 100%) of such amount depending on the level of Performance Objective attained; provided, however, that the Committee may at the time a Performance Share is granted specify a maximum amount payable in respect of a vested Performance Share. Each Agreement shall specify the number of Performance Shares to which it relates, the Performance Objectives which must be satisfied in order for the Performance Shares to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

(c) Vesting and Forfeiture. A Grantee shall become vested with respect to the Performance Shares and Performance Units to the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle.

(d) Payment of Awards. Subject to Section 10.4(c), payment to Grantees in respect of vested Performance Shares and Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates or at such other time or times as the Committee may determine. Such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee shall determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

10.2. Performance-Based Restricted Stock. The Committee, in its discretion, may grant Awards of Performance-Based Restricted Stock to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Agreement shall specify the number of Shares of Performance-Based Restricted Stock to which it relates, the Performance Objectives which must be satisfied in order for the such Shares to vest and restriction thereon to lapse, and the Performance Cycle within which such Performance Objectives must be satisfied, and may require that an appropriate legend be placed on Share certificates. Awards of Performance-Based Restricted Stock shall be subject to the following terms and provisions:

(a) Rights of Grantee. Shares of Performance-Based Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance-Based Restricted Stock. If a Grantee shall fail to execute the Agreement evidencing an Award of Performance-Based Restricted Stock, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance-Based Restricted Stock shall be deposited together with the stock powers with the Company as escrow agent (or other escrow agent designated by the Committee). Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b) No Sale or Transfer. Until all restrictions upon the Performance-Based Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 10.2(c), the Grantee shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of the Performance-Based Restricted Stock, nor shall it be delivered to the Grantee. The Committee may also impose such other restrictions and conditions on the Performance-Based Restricted Stock, if any, as it deems appropriate.

(c) Lapse of Restrictions. To the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle, restrictions upon Performance-Based Restricted Stock awarded hereunder shall lapse at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine. In the event that the Performance Objectives set forth in the Agreement are not fully satisfied for the Performance Cycle, the Performance-Based Restricted Stock shall be forfeited to the extent set forth in the Agreement.

(d) Treatment of Dividends. At the time the Award of Performance-Based Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance-Based Restricted Stock and (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in shares of Stock (which shall be held as additional Shares of Performance-Based Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Performance-Based Restricted Stock (whether held in cash or as additional Shares of Performance-Based Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance-Based Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Performance-Based Restricted Stock shall be forfeited upon the forfeiture of such Shares.

(e) Delivery of Shares. Upon the lapse of restrictions on Shares of Performance-Based Restricted Stock awarded hereunder, the Company may maintain the Shares in book-entry form; provided, however, that if the Grantee so requests, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

10.3. Cash Incentive Awards.

(a) Grants of Cash Incentive Awards. The Committee may, in its discretion, grant Cash Incentive Awards to Eligible Individuals, which shall represent the right, contingent upon the attainment of specified Performance Objectives within a specified Performance Cycle, to receive a payment of a specified dollar amount or a percentage (which may be more than 100%) of the specified dollar amount depending on the level of Performance Objective attained; provided, however, that the Committee may at the time a Cash Incentive Award is granted specify a maximum amount payable in respect of such Cash Incentive Award. The terms and conditions of each Cash Incentive Award shall be set forth in an Agreement between the Company and the Grantee. Each Agreement shall specify the dollar amount subject to such Award, the Performance Objectives which must be satisfied in order for the Award to be paid and the Performance Cycle within which such Performance Objectives must be satisfied. In the event that the Committee grants Cash Incentive Awards expressed as percentage interests in a bonus pool payment which is subject to the satisfaction of Performance Objectives, (i) the aggregate of all such percentage interests may not exceed 100% and (ii) the forfeiture or other reduction of the percentage interest of any Grantee in the bonus pool may not increase the amount of an Award paid to any other Grantee. The Committee may determine that different Performance Objectives are applicable to different Grantees with respect to a specified Performance Cycle.

(b) Payment of Awards. Each Cash Incentive Award to the extent earned shall be paid in a single lump sum cash payment or, if determined by the Committee at the time of grant, in a number of Shares with a Fair Market Value equal to all or a portion of such cash amount (with any portion not paid in Shares to be paid in cash; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee shall determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted) as soon as practicable following the Committee’s certification described in Section 10.4(c) but in any event not later than the end of the fiscal year in which such certification is made.

10.4. Performance Objectives.

(a) Establishment. Performance Objectives for Performance Awards may be expressed in terms of (i) revenue, (ii) earnings per Share, (iii) net income per Share, (iv) Share price, (v) pre-tax profits, (vi) net earnings, (vii) net income, (viii) operating income, (ix) cash flow, (x) earnings before interest, taxes, depreciation and amortization (EBITDA), (xi)

sales, (xii) total stockholder return relative to assets, (xiii) total stockholder return relative to peers, (xiv) financial returns (including, without limitation, return on assets, return on equity and return on investment), (xv) cost reduction targets, (xvi) customer satisfaction, (xvii) customer growth, (xviii) employee satisfaction, (xviv) EBITDA margin, (xx) operating margin, (xxi) net margin, (xxii) gross margin, (xxiii) revenue growth, (xxiv) new contract win, (xxv) per-days sales outstanding, or (xxvi) any combination of the foregoing, as the Committee may determine. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Performance Cycle has elapsed and (y) the date which is ninety days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain.

(b) Effect of Certain Events. Unless otherwise provided by the Committee at the time the Performance Objectives in respect of a Performance Award are established, performance shall be adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment (other than provisions for operating losses or income during the phase-out period), unusual or infrequently occurring events and transactions that have been publicly disclosed and the cumulative effects of changes in accounting principles, all as determined in accordance with generally accepted accounting principles (to the extent applicable). In addition, at the time of the granting of a Performance Award or at any time thereafter, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect the impact of specified corporate transactions (such as a stock split or stock dividend), special charges, and tax law changes; provided, that such provisions shall be permitted only to the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder without adversely affecting the treatment of any Performance Award as Performance-Based Compensation.

(c) Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance Based Compensation. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to Awards intended to constitute Performance-Based Compensation made to a Grantee who is subject to Section 162(m) of the Code if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Awards to fail to qualify as Performance-Based Compensation. A Performance Award may be reduced in the discretion of the Committee at any time before payment or lapsing of restrictions.

10.5. No Sale or Transfer. Until the vesting of Performance Units or Performance Shares, or the lapsing of any restrictions on Performance-Based Restricted Stock, as the case may be, such Performance Units, Performance Shares or Performance-Based Restricted Stock shall not be sold, transferred, assigned, exchanged or otherwise disposed of and shall not be pledged or otherwise encumbered. Cash Incentive Awards shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

11. Other Stock-Based Awards.

11.1. Share Awards. The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

11.2. Phantom Stock Awards.

(a) Grant. The Committee may, in its discretion, grant shares of Phantom Stock to any Eligible Individual. Such Phantom Stock shall be subject to the terms and conditions established by the Committee and set forth in the applicable Agreement.

(b) Payment of Awards. Upon the vesting of a Phantom Stock Award, the Grantee shall be entitled to receive, as determined by the Committee at the time of grant, (i) a cash payment in respect of each share of Phantom Stock which shall be equal to the Fair Market Value of a Share as of the date the Phantom Stock Award was granted, or such other date as determined by the Committee at the time the Phantom Stock Award was granted, or (ii) Shares having a Fair Market Value equal to the cash payment to which the Grantee has become entitled. The Committee may, at the time a Phantom Stock Award is granted, provide a limitation on the amount payable in respect of each share of Phantom Stock.

12. Effect of a Termination of Employment or Service.

The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon a termination of the employment or service of the Optionee or Grantee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division). Unless set forth otherwise in an Agreement or as required by applicable law (including Section 409A of the Code), (1) the transfer of employment of an Optionee from the Company to a Subsidiary or from a Subsidiary to the Company (or among the Divisions of the Company or a Subsidiary) shall not constitute a termination of employment, and (2) if an individual is both an employee of the Company and/or a Subsidiary and a Director, his or her cessation of services in fewer than all such capacities shall not constitute a termination of his or her employment or services.

13. Adjustment Upon Changes in Capitalization.

13.1. In the event of a Change in Capitalization, the Committee shall make such adjustments, if any, as it determines are equitable and appropriate to (a) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (b) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of Incentive Stock Options, (c) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted to any Eligible Individual in any calendar year, (d) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan and the exercise price therefor, if applicable, and (e) the Performance Objectives.

13.2. Any such adjustment in the Shares or other stock or securities (a) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent permitted by Sections 422 and 424 of the Code or (b) subject to outstanding Awards that are subject to Section 409A of the Code shall be made only to the extent permitted by Section 409A of the Code or (c) subject to outstanding Options or Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Options or Awards as Performance-Based Compensation.

13.3. If, by reason of any such adjustment, a Grantee shall be entitled to, or an Optionee shall be entitled to exercise an Option, with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such adjustment.

14. Effect of Certain Transactions.

14.1. Subject to Section 6.3 or as otherwise provided in an Agreement, in the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Option or Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that, unless otherwise determined by the Committee, such stock, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and Stock Appreciation Rights pursuant to this Section 14.1 in connection with a Transaction in which the consideration paid or distributed to the Company’s stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and Stock Appreciation Rights upon consummation of the Transaction provided either (x) the holders of affected Options and Stock Appreciation Rights have been given a period of at least fifteen days prior to the date of the consummation of the Transaction to exercise the Options or Stock Appreciation Rights (whether or not they were otherwise exercisable) or (y) the holders of the affected Options and Stock Appreciation Rights are paid (in cash or cash equivalents) in respect of each Share covered by the Option or Stock Appreciation Right being cancelled an amount equal to the excess, if any, of the per share price paid or distributed to stockholders in the transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the exercise price of the Option or Stock Appreciation Right. For avoidance of doubt, (1) the cancellation of Options and Stock Appreciation Rights pursuant to clause (y) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Agreement and (2) if the amount determined pursuant to clause (y) of the preceding sentence is zero or less, the affected Option or Stock Appreciation Right may be cancelled without any payment therefor. The treatment of any Option or Award as provided in this Section 14.1 shall be conclusively presumed to be appropriate for purposes of Section 13.

14.2. The Committee may provide, in an Agreement or at any time thereafter, that Options or Awards may become vested and/or exercisable and may become free of restrictions, to the extent of all or any portion of such Option or Award, in the event of a change in ownership or effective control of the Company.

15. Interpretation.

15.1. Section 16 Compliance. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

15.2. Section 162(m). Unless otherwise determined by the Committee, if any provision of the Plan or any Agreement relating to an Option or Award intended to be Performance-Based Compensation does not comply or is inconsistent with Section 162(m) of the Code or the regulations promulgated thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to an Eligible Individual in connection with any such Option or Award upon the attainment of the Performance Objectives.

15.3. Compliance With Section 409A. All Options and Awards granted under the plan are intended either not to be subject to Section 409A of the Code or, if subject to Section 409A of the Code, to be administered, operated and construed in compliance with Section 409A of the Code and any guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Option or Award granted hereunder in any manner, or take any other action, that it determines, in its sole discretion, is necessary, appropriate or advisable to cause the Plan or any Option or Award granted hereunder to comply with Section 409A and any guidance issued thereunder. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan. Notwithstanding anything in the Plan to the contrary, in no event shall the Committee exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

16. Termination and Amendment of the Plan/Modification of Options and Awards.

16.1. Plan Amendment or Termination. The Plan shall terminate on August 12, 2020, and no Option or Award may be granted thereafter. Subject to other applicable provisions of the Plan, all Options and Awards made under the Plan prior to termination of the Plan shall remain in effect until such Options and Awards have been satisfied or terminated in accordance with the Plan and the terms of the applicable Agreements. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan;

(b) to the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the stockholders of the Company in accordance with such applicable law, regulation or exchange requirement; and

(c) without the approval of the Company’s stockholders, no amendment may be made which would (i) increase the aggregate number of Shares that may be issued under this Plan (except by operation of Sections 4.1 and 4.2); (ii) change the definition of Eligible Individuals eligible to receive Options and Awards under this Plan; (iii) decrease the option price of any Option to less than 100% of the Fair Market Value on the date of grant; (iv) reduce the option price of an outstanding Option, either by lowering the option price or by cancelling an outstanding Option and granting a replacement Option with a lower exercise price; (v) extend the maximum Option duration under Section 5.3 of the Plan or the maximum Stock Appreciation Right term under Section 7.4 of the Plan; or (vi) amend this Section 16.1(c).

16.2. Modification of Options and Awards. No modification of an Option or Award shall adversely alter or impair any rights or obligations under the Option or Award without the consent of the Optionee or Grantee, as the case may be; provided, however, that no action taken with respect to an Option or Award pursuant to Section 13 or 14.1 shall be deemed a modification that requires such consent of an Optionee or Grantee.

17. Non-Exclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

18. Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

(b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c) limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any person at any time; or

(d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

19. Regulations and Other Approvals; Governing Law.

19.1. Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

19.2. The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

19.3. The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

19.4. Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

19.5. Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

20. Miscellaneous.

20.1. Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

20.2. Withholding of Taxes.

(a) At such times as an Optionee or Grantee recognizes taxable income in connection with an Option or Award or the receipt of Shares or cash hereunder (a “Taxable Event”), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash or delivery of Shares to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. The Committee may provide in an Agreement at the time of grant, or at any time thereafter, that the Optionee or Grantee, in satisfaction of the obligation to pay Withholding Taxes to the Company, may elect to have withheld a portion of the cash then payable to him or her or the Shares then issuable to him or her, in either case having an aggregate Fair Market Value equal to the Withholding Taxes (but, in the case of withholding of Shares, only to the extent such withholding does not exceed in amount the minimum statutory tax withholding obligation and complies with Section 13(k) of the Exchange Act and other applicable laws, rules and regulations).

(b) If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

20.3. Effective Date. The Plan was initially adopted by the Board on April 11, 2007 and approved by the stockholders of the Company on August 8, 2007. The effective date of the Plan, as amended and restated herein, shall be September 20, 2010, subject to the approval by the affirmative vote or written consent of the holders of a majority of the outstanding shares of voting capital stock of the Company in accordance with the applicable laws of the State of Delaware within twelve months after the adoption of the Plan, as amended and restated herein, by the Board.